                                                                     Exhibit 4.7


                            ------------------------

                              BLUEGREEN CORPORATION

                                   as Issuer,

                  CERTAIN OF ITS SUBSIDIARIES SPECIFIED HEREIN

                            as Subsidiary Guarantors

                                       and

              SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION

                                as Notes Trustee

                            ------------------------

                                  $110,000,000

                      10 1/2% SENIOR SECURED NOTES DUE 2008

                            ------------------------

                                    INDENTURE

                            Dated as of April 1, 1998

                            ------------------------

       CROSS-REFERENCES TO CERTAIN SECTIONS OF THIS INDENTURE RELATING TO
           SECTIONS 310 THROUGH 318 OF THE TRUST INDENTURE ACT OF 1939

TRUST INDENTURE
ACT SECTION                                                                                          INDENTURE SECTION(S)
---------------                                                                                      --------------------
Section 310(a)(1)................................................................................................7.10
           (a)(2)................................................................................................7.10
           (a)(3).................................................................................................N/A
           (a)(4).................................................................................................N/A
           (a)(5)................................................................................................7.10
           (b)...................................................................................................7.10
           (c)....................................................................................................N/A

Section 311(a)...................................................................................................7.11
           (b)...................................................................................................7.11
           (c)....................................................................................................N/A

Section 312(a)...................................................................................................2.05
           (b)..................................................................................................12.03
           (c)..................................................................................................12.03

Section 313(a).............................................................................................7.05, 7.06
           (b)...................................................................................................7.06
           (c)...................................................................................................7.06
           (d)...................................................................................................7.06

Section 314(a)......................................................................................4.03, 4.04, 12.05
           (b)..................................................................................................11.07
           (c)(1)...............................................................................................11.03
           (c)(2)...............................................................................................11.03
           (c)(3).................................................................................................N/A
           (d)..................................................................................................11.03
           (e)..................................................................................................12.05
           (f)...................................................................................................4.19

Section 315(a)...................................................................................................7.02
           (b)...................................................................................................7.05
           (c)...................................................................................................7.01
           (d)...................................................................................................7.01
           (e)...................................................................................................6.11

Section 316(a)(1)..........................................................................................6.04, 6.05
           (a)(2).................................................................................................N/A
           (b).............................................................................................6.07, 9.02
           (c)...................................................................................................2.19

Section 317(a).............................................................................................6.08, 6.09
           (b)...................................................................................................2.04



* This table is not, and shall not be deemed for any purpose to be, a part of the Indenture. "N/A" means not applicable.

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE 1:          DEFINITIONS AND INCORPORATION BY REFERENCE....................................................1

         Section 1.01.       Definitions..........................................................................1
         Section 1.02.       Other Definitions...................................................................21
         Section 1.03.       Incorporation by Reference of Trust Indenture Act...................................23
         Section 1.04.       Rules of Construction...............................................................23

ARTICLE 2:          THE NOTES....................................................................................23

         Section 2.01.       Form and Dating.....................................................................23
         Section 2.02.       Execution and Authentication........................................................24
         Section 2.03.       Registrar and Paying Agent..........................................................25
         Section 2.04.       Paying Agent to Hold Money in Trust.................................................25
         Section 2.05.       Noteholder Lists....................................................................26
         Section 2.06.       Transfer and Exchange...............................................................26
         Section 2.07.       Replacement Notes...................................................................27
         Section 2.08.       Outstanding Notes...................................................................27
         Section 2.09.       Treasury Notes......................................................................28
         Section 2.10.       Temporary Notes.....................................................................28
         Section 2.11.       Cancellation........................................................................28
         Section 2.12.       Defaulted Interest..................................................................28
         Section 2.13.       CUSIP Number........................................................................29
         Section 2.14.       Deposit of Moneys...................................................................29
         Section 2.15.       Restrictive Legends.................................................................29
         Section 2.16.       Book-Entry Provisions for Global Note...............................................31
         Section 2.17.       Special Transfer Provisions.........................................................32
         Section 2.18.       Persons Deemed Owners...............................................................34
         Section 2.19.       Record Date.........................................................................34

ARTICLE 3:          REDEMPTION...................................................................................34

         Section 3.01.       Notices to Trustee..................................................................34
         Section 3.02.       Selection of Notes to be Redeemed...................................................35
         Section 3.03.       Notice of Redemption................................................................35
         Section 3.04.       Effect of Notice of Redemption......................................................36
         Section 3.05.       Deposit of Redemption Price.........................................................36
         Section 3.06.       Notes Redeemed in Part..............................................................37
         Section 3.07.       Optional Redemption.................................................................37
         Section 3.08.       Mandatory Redemption................................................................38
         Section 3.09.       Offer to Purchase by Application of Excess Proceeds.................................38




                                                                                                               PAGE
                                                                                                               ----
ARTICLE 4:          COVENANTS....................................................................................40

         Section 4.01.       Payment of Notes....................................................................40
         Section 4.02.       Maintenance of Office or Agency.....................................................40
         Section 4.03.       SEC Reports.........................................................................41
         Section 4.04.       Compliance Certificates.............................................................42
         Section 4.05.       Taxes...............................................................................43
         Section 4.06.       Stay, Extension and Usury Laws......................................................43
         Section 4.07.       Limitation on Restricted Payments...................................................43
         Section 4.08.       Limitation on Restrictions on Distributions from Restricted
                               Subsidiaries......................................................................46
         Section 4.09.       Limitation on Indebtedness..........................................................47
         Section 4.10.       Limitation on Sales of Assets and Subsidiary Stock..................................51
         Section 4.11.       Limitation on Affiliate Transactions................................................52
         Section 4.12.       Limitation on Liens.................................................................53
         Section 4.13.       Corporate Existence.................................................................53
         Section 4.14.       Change of Control...................................................................54
         Section 4.15.       Limitation on Issuances of Capital Stock of Restricted Subsidiaries.................55
         Section 4.16.       Limitation on Repayment Upon a Change of Control....................................55
         Section 4.17.       Limitation on Sale/Leaseback Transactions...........................................56
         Section 4.18.       Limitation on Designations of Unrestricted Subsidiaries.............................56
         Section 4.19.       Further Instruments and Acts........................................................57
         Section 4.20.       Company to Cause Certain Subsidiaries to Become Guarantors..........................57

ARTICLE 5:          SUCCESSORS...................................................................................58

         Section 5.01.       Limitations on Merger, Consolidation or Sale of Assets..............................58
         Section 5.02.       Successor Corporation Substituted...................................................59

ARTICLE 6:          DEFAULTS AND REMEDIES........................................................................59

         Section 6.01.       Events of Default...................................................................59
         Section 6.02.       Acceleration........................................................................61
         Section 6.03.       Other Remedies......................................................................62
         Section 6.04.       Waiver of Past Defaults.............................................................62
         Section 6.05.       Control by Majority.................................................................62
         Section 6.06.       Limitation on Suits.................................................................63
         Section 6.07.       Rights of Noteholders to Receive Payment............................................63
         Section 6.08.       Collection Suit by Trustee..........................................................64
         Section 6.09.       Trustee May File Proofs of Claim....................................................64
         Section 6.10.       Priorities..........................................................................64
         Section 6.11.       Undertaking for Costs...............................................................65



                                                                                                               PAGE
                                                                                                               ----
ARTICLE 7:          TRUSTEE......................................................................................65

         Section 7.01.       Duties of Trustee...................................................................65
         Section 7.02.       Rights of Trustee...................................................................67
         Section 7.03.       Individual Rights of Trustee........................................................68
         Section 7.04.       Trustee's Disclaimer................................................................68
         Section 7.05.       Notice of Defaults..................................................................68
         Section 7.06.       Reports by Trustee to Noteholders...................................................69
         Section 7.07.       Compensation and Indemnity..........................................................69
         Section 7.08.       Replacement of Trustee..............................................................70
         Section 7.09.       Successor Trustee by Merger, Etc. ..................................................71
         Section 7.10.       Eligibility; Disqualification.......................................................71
         Section 7.11.       Preferential Collection of Claims Against the Company...............................72

ARTICLE 8:          DISCHARGE OF INDENTURE ......................................................................72

         Section 8.01.       Discharge of Liability on Note; Defeasance..........................................72
         Section 8.02.       Conditions to Defeasance............................................................73
         Section 8.03.       Application of Trust Money..........................................................75
         Section 8.04.       Repayment to the Company............................................................75
         Section 8.05.       Indemnity for Government Obligations................................................75
         Section 8.06.       Reinstatement.......................................................................75

ARTICLE 9:          AMENDMENTS...................................................................................76

         Section 9.01.       Without Consent of Noteholders......................................................76
         Section 9.02.       With Consent of Noteholders.........................................................77
         Section 9.03.       Compliance with Trust Indenture Act.................................................79
         Section 9.04.       Revocation and Effect of Consents...................................................79
         Section 9.05.       Notation on or Exchange of Notes....................................................80
         Section 9.06.       Trustee to Sign Amendments, Etc.....................................................80

ARTICLE 10:         SUBSIDIARY GUARANTEES OF NOTES...............................................................80

         Section 10.01.      Note Guarantee......................................................................80
         Section 10.02.      Execution and Delivery of Note Guarantee............................................82
         Section 10.03.      Note Guarantee Unconditional, Etc.  ................................................82
         Section 10.04.      Limitation of Subsidiary Guarantor's Liability......................................83
         Section 10.05.      Contribution........................................................................83
         Section 10.06.      Release.............................................................................84
         Section 10.07.      Additional Subsidiary Guarantors....................................................84
         Section 10.08.      Subsidiary Guarantors May Consolidate, Etc. on Certain Terms........................84



                                                                                                               PAGE
                                                                                                               ----
         Section 10.09.      Successors and Assigns..............................................................85
         Section 10.10.      Waiver of Stay, Extension or Usury Laws.............................................85

ARTICLE 11:         CREATION OF MORTGAGES........................................................................86

         Section 11.01.      Grant of Mortgages..................................................................86
         Section 11.02.      Delivery of Mortgages and Title Policies............................................86
         Section 11.03.      Partial Release of Pledged Properties...............................................87
         Section 11.04.      Delivery of Additional Documentation Required.......................................90
         Section 11.05.      Right to Inspect....................................................................90
         Section 11.06.      Compliance with the TIA.............................................................90

ARTICLE 12:         MISCELLANEOUS................................................................................91

         Section 12.01.      Trust Indenture Act Controls........................................................91
         Section 12.02.      Notices.............................................................................91
         Section 12.03.      Communication by Noteholders with Other Noteholders.................................92
         Section 12.04.      Certificate and Opinion as to Conditions Precedent..................................92
         Section 12.05.      Statements Required in Certificate or Opinion.......................................92
         Section 12.06.      Rules by Trustee and Agents.........................................................93
         Section 12.07.      Legal Holidays......................................................................93
         Section 12.08.      No Recourse Against Others..........................................................93
         Section 12.09.      Duplicate Originals.................................................................94
         Section 12.10.      Governing Law.......................................................................94
         Section 12.11.      No Adverse Interpretation of Other Agreements.......................................94
         Section 12.12.      Successors..........................................................................94
         Section 12.13.      Severability........................................................................94
         Section 12.14.      Counterpart Originals...............................................................94
         Section 12.15.      Table of Contents, Headings, Etc.  .................................................94

Exhibit A           Form of Initial Note
Exhibit B           Form of Exchange Note

Exhibit C           Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB

                    Accredited Investors

Exhibit D           Form of Certificate To Be Delivered in Connection with Transfers Pursuant to
                    Regulation S

Exhibit E           Escrow Letter
Exhibit F           Alternative Escrow Letter

Schedule P          Pledged Properties


         INDENTURE, dated as of April 1, 1998, among Bluegreen Corporation, a Massachusetts corporation (the "Company"), Bluegreen Resorts Management, Inc., a Delaware corporation, Bluegreen Resorts, Inc., a Delaware corporation, Bluegreen Holding Corporation (Texas), a Delaware corporation, Properties of Southwest One, Inc., a Delaware corporation, Properties of the Southwest, L.P., a Delaware limited partnership, Bluegreen Asset Management Corporation, a Delaware corporation, Bluegreen Carolina Land, Inc., a Delaware corporation, Bluegreen Corporation of Montana, a Montana corporation, Bluegreen Corporation of Tennessee, a Delaware corporation, Bluegreen Corporation of the Rockies, a Delaware corporation, Virginia Land & Forest Corporation, a Delaware corporation, Bluegreen Communities, Inc., a Delaware corporation, Bluegreen Resorts International, Inc., a Delaware corporation, Carolina National Golf Club, Inc., a Delaware corporation, Leisure Capital Corporation, a Delaware corporation, Properties of the West, Inc., a Delaware corporation, BG/RDI Acquisition Corp., a Delaware corporation, RDI Group, Inc., a Florida corporation, Dellona Enterprises, Inc., a Florida corporation, Resort Development International, Inc., a Florida corporation, RDI Resort Services Corporation, a Florida corporation, RDI Resources, Inc., a Florida corporation (collectively, the "Subsidiary Guarantors"), and SunTrust Bank, Central Florida, National Association, a national banking association, in its capacity as trustee (the "Notes Trustee").

         The Company has duly authorized the creation of an issue of 10 1/2% Senior Secured Notes due 2008, Series A (the "Initial Notes") and 10 1/2% Senior Secured Notes due 2008, Series B (the "Exchange Notes") and, to provide therefor, the Company and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes (as defined), when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and the Subsidiary Guarantors have, and to make this Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors, have been done.

         The Company, the Subsidiary Guarantors and the Notes Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

              ARTICLE 1: DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  DEFINITIONS.

         "Accounts Receivable" means collectively Mortgages Receivable and Timeshare Interests Receivable."

         "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Permitted Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company;
(iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; or (iv) Permitted Investments of the type and in the amounts described in clause (vii) of the definition thereof; PROVIDED, HOWEVER, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Permitted Business.

         "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Subsidiary Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Note Guarantee, of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities Incurred or assumed on such date and after giving effect to any collection from any Subsidiary by such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Note Guarantee), excluding debt in respect of the Note Guarantees, as they become absolute and matured.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) sales or other transfers in the ordinary course of business (including, without limitation, bulk sales in the ordinary course of business consistent with past practices), of Timeshare Interests, points in a points-based vacation club system, Accounts Receivable (including, without limitation, direct sales to financial institutions and sales or transfers in connection with securitization transactions in the ordinary course of business) or Residential Lots or other real property (including, without limitation, bulk sales in the ordinary course of business consistent with past practices), (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause

(iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $1.0 million, (v) transactions permitted under Section 5.01 and (vi) Permitted Investments. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with Section 4.07 shall not constitute an Asset Disposition (except for purposes of determinations of the Consolidated Coverage Ratio) to the extent that such Restricted Payment as of the date made together with all other Restricted Payments not constituting Asset Dispositions pursuant to this sentence made subsequent to the Issue Date do not exceed, as of such date, 50% of the amount calculated in accordance with Section 4.07(a)(3).

         "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate per annum equal to the discount rate which would be applicable to a Capitalized Lease obligation with a like term in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment by (ii) the sum of all such payments.

         "Bankruptcy Code" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Notes Trustee.

         "Business Day" means a day that is not a Legal Holiday.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and
(iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, and (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P.

         "Change of Control" means (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries; or (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors of the Company; or (iii) the acquisition by any Person or Group of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company or of any direct or indirect holding company thereof.

         "Commission" means the U.S. Securities and Exchange Commission or any successor.

         "Common Stock" means the common stock of the Company, par value $.01 per share.

         "Company" means Bluegreen Corporation, a Massachusetts corporation, until a successor replaces it in accordance with Article 5 hereof and thereafter means the successor.

         "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense,
(ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, and (v) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the stated maturity of the Notes) and less, (x) the aggregate amount of contingent and "earnout" payments in respect of any Permitted Business acquired by the Company or any Restricted Subsidiary that are paid in cash during such period and (y) to the extent added in calculating Consolidated Net Income, non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Notes), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of the Company shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that (A) if the Company or any of its Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided that if such Indebtedness is Incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one year projected average daily balance of such Indebtedness (as determined in good faith by the Board of Directors of the Company) shall be deemed outstanding for purposes of this calculation), and (2) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,
(B) if since the beginning of such period any Indebtedness of the Company or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and the underlying commitment terminated and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period,
(C) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of all such Asset Dispositions for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be (i) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with all such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) and (ii) increased by interest income attributable to the assets which are the subject of all such Asset Dispositions for such period, (D) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company as a result thereof) or an acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have repaid, repurchased, defeased or otherwise discharged Indebtedness or made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (B), (C) or (D) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such interest expense and to the extent incurred by the Company or its Restricted Subsidiaries (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any guarantee of Indebtedness or other obligation of any other Person, (vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements,
(viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and (ix) cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly-Owned Subsidiary and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and (b) interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company that was not a Wholly-Owned

Subsidiary shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

         "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its consolidated Subsidiaries determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person acquired by the Company or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net income of any Restricted Subsidiary of the Company if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company to the extent of such restriction (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of the Company and other than restrictions that are created or exist in compliance with Section 4.08), (iii) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business (it being understood that direct sales of Accounts Receivable to a financial institution or sales of Accounts Receivable in connection with securitization transactions shall be deemed to be in the ordinary course of business) and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person,
(iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) the net income of any Person, other than the Company or a Restricted Subsidiary, except to the extent of the lesser of (A) cash dividends or distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person and (vii) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of Section 4.07 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

         "Consolidated Net Worth" means, the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

         "Continuing Director" of any Person means, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the date of this Indenture or (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election.

         "Convertible Notes" means the Company's 8% Convertible Notes due September 11, 2002, in the aggregate principal amount of $6,000,000, originally issued to Joseph C. Abeles and Grace Brothers, Ltd.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 or such other address as to which the Trustee may give notice to the Company.

         "Credit Agreements" means any credit agreement or similar facility or any other agreement governing Indebtedness entered into by the Company or any Restricted Subsidiary, as any of the same may be amended, waived, modified, refinanced with Refinancing Indebtedness or replaced from time to time (except to the extent any such amendment, waiver, modification, replacement or refinancing would be prohibited by the terms of this Indenture).

         "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Depository" means The Depository Trust Company, its nominees and their respective successors.

         "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Notes, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final Stated Maturity of the Notes.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means an offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, which in any case is registered with the Commission under the Securities Act.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

         "Exchange Notes" has the meaning set forth in the preamble to this Indenture.

         "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Noteholder of the Initial Notes to exchange all the Initial Notes held by such Noteholder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Noteholder, all in accordance with the terms and conditions of the Notes Registration Rights Agreement.

         "Existing Indebtedness" means Indebtedness of the Company or its Restricted Subsidiaries in existence on the Issue Date, plus interest accrued thereon, after application of the net proceeds of the Notes as described in the Offering Memorandum.

         "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

         "Group" shall mean any "group" for purposes of Section 13(d) of the Exchange Act.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; PROVIDED FURTHER that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and other accrued expenses Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that if such obligations have not been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligations or the fair market value of the pledged property or assets, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Notes (but excluding, in each case, accrued dividends) with the amount of Indebtedness represented by such Disqualified Stock or Preferred Stock, as the case may be, being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price; provided that, for purposes hereof the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock, as the case may be, which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as the case may be, as if such Disqualified Stock or

Preferred Stock, as the case may be, were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based on the fair market value of such Disqualified Stock or Preferred Stock, as the case may be, such fair market value shall be determined in good faith by the Board of Directors of the Company and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. Unless specifically set forth above, the amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Initial Notes" has the meaning set forth in the preamble to this Indenture.

         "Initial Purchasers" means NatWest Capital Markets Limited and McDonald & Company Securities, Inc.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes, which shall be April 1 and October 1 of each year, commencing October 1, 1998.

         "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of
Section 4.07 and the definition of "Unrestricted Subsidiary," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Trustee. Notwithstanding the foregoing, in no event shall the issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

         "Issue Date" means the date on which the Notes are originally issued.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Maturity Date" means April 1, 2008.

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Mortgage" or "first Mortgage" means a mortgage, deed of trust, or similar instrument granted by any applicable Subsidiary Guarantor to or for the benefit of the Notes Trustee as security for payment and performance of the obligations of such Subsidiary Guarantor under the Note Guarantee and this Indenture.

         "Mortgages Receivable" means the receivables of the Company and its Restricted Subsidiaries arising from sales by the Company and its Restricted Subsidiaries of Residential Lots, or otherwise acquired by the Company or a Restricted Subsidiary, determined on a consolidated basis in accordance with GAAP.

         "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition) therefrom in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iii) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition, PROVIDED, HOWEVER, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves, and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition and (iv) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition), PROVIDED, HOWEVER, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

         "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor, general partner or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

         "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S of the Securities Act.

         "Note Guarantee" means each Guarantee of the Notes by any Subsidiary Guarantor pursuant to Article 10 of this Indenture.

         "Noteholder" or "Holder" means a registered holder of one or more
Notes.

         "Note Register" means the register of names and addresses of the Holders of the Notes maintained by the Registrar.

         "Notes" means the Initial Notes the Private Exchange Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

         "Notes Trustee" means Sun Trust Bank, Central Florida, National Association, a national banking association, until a successor replaces it in accordance with Article 7 and thereafter means the successor serving hereunder.

         "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering Memorandum" means the Offering Memorandum dated March 27, 1998, pursuant to which the Initial Notes were offered, and any supplements thereto.

         "Officer" means the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer or the Secretary or Clerk of the Company.

         "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive, financial or accounting officer of the Company.

         "Offshore Physical Notes" has the meaning provided in Section 2.01.

         "Opinion of Counsel" means a written opinion, in form and substance acceptable to the Notes Trustee, from legal counsel who is acceptable to the Notes Trustee. Such legal counsel may be an employee of or counsel to the Company or the Notes Trustee.

         "Permitted Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date hereof, as reasonably determined by the Company's Board of Directors.

         "Permitted Investment" means an Investment by the Company or any of its Restricted Subsidiaries in (i) the Company or a Wholly-Owned Subsidiary of the Company; PROVIDED, HOWEVER, that the primary business of such Wholly-Owned Subsidiary is a Permitted Business; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly-Owned Subsidiary of the Company; PROVIDED, HOWEVER, that in each case such Person's primary business is a Permitted Business; (iii) Temporary Cash Investments; (iv) a Receivables Subsidiary or originations, purchases or acquisitions of Accounts Receivable by the Company or any Restricted Subsidiary created or acquired in the ordinary course of business; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (vii) a Person engaged in a Permitted Business or a loan or advance by the Company the proceeds of which are used solely to make an investment in a Person engaged in a Permitted Business or a Guarantee by the Company of Indebtedness of any Person in which such Investment has been made PROVIDED, HOWEVER, that no Permitted Investments may be made pursuant to this clause (vii) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (vii), exceed $3.0 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (vii), or any release or other cancellation of any Guarantee constituting such Permitted Investment); (viii) Persons to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for asset dispositions effected in compliance with the covenant described under "Limitations on Sales of Assets and Subsidiary Stock"; (ix) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; and (x) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, (xi) Investments in Currency Agreements and Interest Rate Protection Agreements permitted by Section 4.09; (xii) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure (or deed in lieu of) by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; and Investments with respect to deposits made by the Company or any Restricted Subsidiary in connection with the acquisition of inventory in the ordinary course of business consistent with past practices.

         "Permitted Liens" means: (i) Liens granted by the Company and the Subsidiary Guarantors which secure Indebtedness to the extent the Indebtedness is incurred pursuant to paragraph (a) or clause (i) of paragraph (b) under the "Limitation on Incurrence of Indebtedness" covenant and Liens granted to the Trustee or the Pledged Properties securing the obligations of certain Subsidiary Guarantors under their respective Note Guarantees; (ii) Liens in favor of the Company or any Subsidiary Guarantor; (iii) Liens existing on the Issue Date;
(iv) Liens on property of a Person existing at the time such Person is acquired by or merged into or consolidated with the Company or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets of the Company or its Restricted Subsidiaries other than those acquired in connection with such merger or consolidation; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens in respect of extensions, renewals, refundings or refinancings of any Indebtedness secured by the Liens referred to in clauses (i), (ii) and (iii) above and (vii) below; provided that the Liens in connection with such renewal, extensions, renewals, refundings or refinancing shall be limited to all or part of the specific property which was subject to the original Lien; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor; (viii) any Lien securing purchase money obligations incurred in compliance with paragraph (b)(ii) of Section 4.09, provided that such Liens do not extend to any property (other than the property so purchased) owned by the Company or its Restricted Subsidiaries and is not incurred more than

30 days after the incurrence of such Indebtedness secured by such Lien; (ix) Liens to secure Capitalized Lease Obligations (except in respect of Sale/Leaseback Transactions) on real or personal property of the Company to the extent consummated in compliance with paragraph (b)(ii) of Section 4.09, provided that such Liens do not extend to or cover any property of the Company or any of its Subsidiaries other than the property subject to such Capitalized Lease Obligation; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary thereof with respect to obligations that do not exceed $1.0 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business by the Company or such Restricted Subsidiary; (xi) Liens on property or assets at the time the Company or any Restricted Subsidiary acquired such assets, including any acquisition by means of a merger or consolidation with or into the Company or such Restricted Subsidiary, PROVIDED, HOWEVER, that (A) if any such Lien is incurred in anticipation of such transaction, such property or assets subject to such Lien will have a fair market value at the date of the acquisition thereof not in excess of the lesser of (1) the aggregate purchase price paid or owed by the Company or such Restricted Subsidiary in connection with the acquisition thereof and of any other property and assets acquired simultaneously therewith and (2) the fair market value of all such property and assets acquired by the Company or such Restricted Subsidiary and (B) any such Lien will not extend to any other property or assets owned by the Company or any Restricted Subsidiary;
(xii) Liens on property or assets of the Company securing Interest Rate Agreements and Currency Agreements so long as the related Indebtedness is permitted under Section 4.09 and is secured by a Lien on the same property securing the relevant Interest Rate Agreement or Currency Agreement; (xiii) survey exceptions, encumbrances, easements or, reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property of the Company or such Restricted Subsidiary incidental to the ordinary course of conduct of the business of the Company or such Restricted Subsidiary or as to the ownership of properties of the Company or any Restricted Subsidiary, which, in either case, were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any Restricted Subsidiary; (xiv) judgment Liens with respect to judgments that do not cause an Event of Default under Section 6.01(a)(vii); (xv) Liens with respect to a purchase and sale agreement or other option or right to acquire property entered into in the ordinary course of business consistent with past practices prior to the closing date of such purchase; (xvi) Liens with respect to deposits made by the Company or any Restricted Subsidiary in connection with the acquisition of inventory in the ordinary course of business consistent with past practices; and (xvii) Liens with respect to mineral rights associated with any real property of the Company or any Restricted Subsidiary.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

         "Physical Notes" has the meaning provided in Section 2.01.

         "Pledged Properties" means those parcels of real property and any improvements thereto owned by any Subsidiary Guarantor and identified in Schedule P.

         "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "Private Exchange Notes" has the meaning provided in Section 2(b) of the Registration Rights Agreement.

         "Private Placement Legend" has the meaning provided in Section 2.15.

         "Public Debentures" means the Company's 8.25% Convertible Subordinated Debentures due May 15, 2012, issued pursuant to that certain Indenture dated as of May 15, 1987, between Patten Corporation and Shawmut Bank, N.A., as trustee.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "RDI Note" means the Promissory Note in the aggregate principal amount of $1,500,000 issued in the RDI Acquisition to the RDI Stockholders.

         "Receivables and Related Assets" means Accounts Receivable and instruments, chattel paper, obligations, general intangibles, mortgages, deeds, records and other similar assets, in each case relating to such Accounts Receivable.

         "Record Date" means the record dates specified in the Notes, whether or not a Legal Holiday.

         "Receivables Subsidiary" means a Subsidiary which is established and continues to operate for the limited purpose of acquiring, selling and financing Receivables and Related Assets in connection with receivables securitization or financing transactions.

         "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays, prepays, reduces, defeases, retires or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date hereof or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing

Indebtedness; PROVIDED, HOWEVER, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Notes and (B) the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Notes and (B) the Average Life of the Indebtedness being refinanced and, (iii) the Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Notes in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus the amount of any premium required to be paid in connection therewith and reasonable fees and expenses therewith) PROVIDED, FURTHER, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary which refinances Indebtedness of the Company.

         "Registrar" means the Trustee, or any successor thereto appointed as registrar pursuant to the Indenture.

         "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated April 1, 1998 between the Company, the Subsidiary Guarantors and the Initial Purchasers.

         "Regulation S" means Regulation S under the Securities Act.

         "Residential Lots" means any parcel of real property held or sold by the Company and its Restricted Subsidiaries in the ordinary course of their residential land business.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means any Investment other than a Permitted Investment.

         "Restricted Payment" has the meaning provided in Section 4.07(a).

         "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act.

         "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

         "S&P" and "Standard and Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., or any successor organization thereto.

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

         "Secured Indebtedness" means any Senior Indebtedness of the Company or a Subsidiary Guarantor secured by a Lien.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

         "Senior Indebtedness" means Indebtedness that is not by its terms expressly subordinate or junior in right of payment to any other Indebtedness of the Company or the Note Guarantee of a Subsidiary Guarantor.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but excluding any provisions providing for the repurchase, redemption or repayment of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred.

         "Subordinated Obligations" means Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company or the Note Guarantee of a Subsidiary Guarantor.

         "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

         "Subsidiary Guarantor" means each Subsidiary of the Company in existence on the Issue Date and each Subsidiary (other than Unrestricted Subsidiaries) created or acquired by the Company after the Issue Date, other than BG Aruba, Resort Title Agency, Inc., any Receivables Subsidiary and any Subsidiary which is established and continues to operate for the limited purpose of holding a real estate broker's license and acting as a broker for the benefit of the Company and its Subsidiaries in connection with the sale of real estate or Timeshare Interests, and certain other Subsidiaries which have individually less than $50,000 of assets.

         "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof; (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act); (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;
(v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's; and
(vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) and the rules and regulations thereunder as in effect on the date on which this Indenture is qualified under the TIA, except as provided in
Section 9.03 hereof; PROVIDED, HOWEVER, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Timeshare Interests" means the right to use (whether arising by virtue of a club membership or a deeded interest in real property or otherwise) a fully-furnished vacation residence for a specified period each year or otherwise, sold by the Company and its Restricted Subsidiaries in the ordinary course of their resorts business.

         "Timeshare Interests Receivable" means the receivables of the Company and its Restricted Subsidiaries arising from sales by the Company and its Restricted Subsidiaries of Timeshare Interests or otherwise acquired by the Company or a Restricted Subsidiary (but excluding any receivables for service or other fees in respect of such Timeshare Interests) determined on a consolidated basis in accordance with GAAP.

         "Title Policy" means an ALTA loan policy of title insurance issued by Commonwealth Land Title Insurance Company (or such other title company approved by the Notes Trustee) insuring the liens of the mortgages as a first priority mortgage lien on the Pledged Properties subject only to such exceptions and exclusions permitted by the terms of this Indenture.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company(including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of such designation, and does not thereafter create, Incur, issue, assume, Guarantee or otherwise becomes liable with respect to any Indebtedness other than Non-Recourse Indebtedness and either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under Section 4.07. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary subject to the limitations contained in Section 4.18.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "U.S. Physical Notes" has the meaning provided in Section 2.01.

         "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

SECTION 1.02.  OTHER DEFINITIONS.


TERM                                                                                                    DEFINED
----                                                                                                    -------
         "actual knowledge"....................................................................   Section 7.02

         "Affiliate Transaction"...............................................................   Section 4.11

         "Agent Members".......................................................................   Section 2.16

         "Appraiser" ..........................................................................  Section 11.03

         "Asset Disposition Offer".............................................................   Section 3.09



         "Bankruptcy Law"......................................................................   Section 6.01

         "Change of Control Payment"...........................................................   Section 4.14

         "Change of Control Payment Date"......................................................   Section 4.14

         "covenant defeasance option"..........................................................   Section 8.01

         "Custodian"...........................................................................   Section 6.01

         "Declaration".........................................................................   Section 6.02

         "Default Amount"......................................................................   Section 6.02

         "Designation".........................................................................   Section 4.18

         "Designation Amount"..................................................................   Section 4.18

         "Event of Default"....................................................................   Section 6.01

         "Funding Subsidiary Guarantor"........................................................  Section 10.05

         "Global Note".........................................................................   Section 2.01

         "Guaranteed Obligations"..............................................................  Section 10.01

         "judgment default provision"..........................................................   Section 6.01

         "legal defeasance option".............................................................   Section 8.01

         "Legal Holiday".......................................................................  Section 10.07

         "Net Available Cash"..................................................................   Section 4.10

         "Notice of Default"...................................................................   Section 6.01

         "Offer Amount"........................................................................   Section 3.09

         "Offer Period"........................................................................   Section 3.09

         "Paying Agent"........................................................................   Section 2.03

         "Purchase Date".......................................................................   Section 3.09


         "Registrar"..........................................................................   Section 2.03

         "Revocation".........................................................................   Section 4.18

         "Successor Company"..................................................................   Section 5.01

         "Taxes"..............................................................................   Section 4.05



SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the applicable provision is incorporated by reference in and made a part of this Indenture.

         The following TIA term used in this Indenture has the following meaning:

                  "obligor" on the Notes means the Company, the Subsidiary Guarantors and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

         Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) "or" is not exclusive; (iv) words in the singular include the plural, and words in the plural include the singular; and (v) provisions apply to successive events and transactions.

                              ARTICLE 2: THE NOTES

SECTION 2.01.  FORM AND DATING.

         The Initial Notes, the notation thereon relating to the Note Guarantees and the Note Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Exchange Notes, the notation thereon relating to the Note Guarantees and the Notes Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The Company, the Subsidiary Guarantors and the Notes Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the forms of the Notes and the Note Guarantees, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Notes Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global notes in registered form, in substantially the form set forth in Exhibit A (the "Global Note"), deposited with the Notes Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Notes Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Notes Trustee, as custodian for the Depository, as hereinafter provided.

         Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Notes"). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Notes in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

                  (a) Two Officers of the Company (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid. Each Subsidiary Guarantor shall execute a Note Guarantee in the manner set forth in Section 10.02.

                  (b) A Note shall not be valid until authenticated by the manual signature of the Notes Trustee. The signature of the Notes Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  (c) The Notes Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $110,000,000, and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon receipt of a written authenticated order of the Company signed by two Officers.

                  (d) The Notes Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Notes Trustee may do so. Each reference in this Indenture to authentication by the Notes Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

                  (a) The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (i) Notes may be presented for registration of transfer or for exchange ("Registrar"); (ii) Notes may be presented for payment ("Paying Agent") and (iii) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Noteholder. The Company shall notify the Notes Trustee and the Notes Trustee shall notify the Noteholders of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Notes Trustee shall act as such. The Company or any Subsidiary Guarantor may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Notes Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Notes Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

                  (b) The Company initially appoints the Notes Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company, the Subsidiary Guarantors or any other obligor on the Notes shall require each Paying Agent other than the Notes Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Noteholders and the Notes Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Notes Trustee of any Default by the Company, any of the Subsidiary Guarantors or any other obligor on the Notes in making any such payment. While any such Default continues, the Notes Trustee may require a Paying Agent to pay all money held by it to the Notes Trustee. The Company, the Subsidiary Guarantors or any other obligor on the Notes at any time may require a Paying Agent to pay all money held by it to the Notes Trustee. Upon payment over to the Notes Trustee, the Paying Agent (if other than the Company or a Subsidiary Guarantor) shall have no further liability for the money delivered to the Notes Trustee. If the

Company, the Subsidiary Guarantors or any other obligor on the Notes acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Noteholders all money held by it as Paying Agent.

SECTION 2.05.  NOTEHOLDER LISTS.

         The Notes Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA Section 312(a). If the Notes Trustee is not the Registrar, the Company, the Subsidiary Guarantors or any other obligor on the Notes shall furnish to the Notes Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Notes Trustee may request in writing a list in such form and as of such date as the Notes Trustee may reasonably require of the names and addresses of Noteholders, including the aggregate principal amount of the Notes held by each thereof, and the Company, the Subsidiary Guarantors or any other obligor on the Notes shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

                  (a) Where Notes are presented to the Registrar or a co-registrar with a request to register the transfer thereof or exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Notes Trustee duly executed by the Noteholder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Notes Trustee shall authenticate Notes at the Registrar's request.

                  (b) Neither the Registrar nor the Company shall be required
         (i) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section
         3.02 hereof and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (iii) to register the transfer or exchange of a Note between the Record Date and the next succeeding Interest Payment Date.

                  (c) No service charge by the Company shall be made for any registration of a transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment by the Noteholder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.10, 3.06 or 9.05 hereof).

                  (d) Each Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

SECTION 2.07.  REPLACEMENT NOTES.

                  (a) If any mutilated Note is surrendered to the Notes Trustee, or the Company and the Notes Trustee receive evidence to the satisfaction of each thereof of the destruction, loss or theft of any Note, the Company shall issue and the Notes Trustee, upon receipt by it of the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Notes Trustee's requirements for replacements of Notes are met. If required by the Notes Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Notes Trustee and the Company to protect the Company, the Subsidiary Guarantors, the Notes Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Notes Trustee may charge a Noteholder for reasonable out-of-pocket expenses in replacing a Note.

                  (b) Every replacement Note is an obligation of the Company and each of the Subsidiary Guarantors.

SECTION 2.08.  OUTSTANDING NOTES.

                  (a) The Notes outstanding at any time are all the Notes authenticated by the Notes Trustee, EXCEPT for those canceled by the Company or by the Notes Trustee, those delivered to the Notes Trustee for cancellation and those described in this Section as not outstanding.

                  (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Notes Trustee receives proof satisfactory to it that the replacement Note is held by a bona fide purchaser.

                  (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  (d) Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company or a Subsidiary Guarantor holds the Note.

SECTION 2.09.  TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Subsidiary Guarantors, or any of their respective Affiliates shall be considered as though not outstanding, except that for purposes of determining whether the Notes Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Notes Trustee has actual knowledge are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY NOTES.

         Until definitive Notes are ready for delivery, the Company may prepare and the Notes Trustee shall authenticate temporary Notes upon written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company, the Subsidiary Guarantors and the Notes Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Notes Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges under this Indenture as definitive Notes.

SECTION 2.11.  CANCELLATION.

         The Company at any time may deliver Notes to the Notes Trustee for cancellation. The Registrar and Paying Agent shall forward to the Notes Trustee any Notes surrendered to the Registrar and Paying Agent for registration of transfer, exchange or payment. The Notes Trustee (or its Agent) shall cancel all Notes, if not already canceled, surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirements of the Exchange Act), and deliver, if requested by the Company, certification of their destruction to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that canceled Notes be returned to it. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Notes Trustee for cancellation. If the Company acquires any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless or until the same are surrendered to the Notes Trustee (or its Agent) for cancellation pursuant to this Section.

SECTION 2.12.  DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Noteholders on a subsequent special record date, which date shall be at the earliest practicable date, but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall, with the consent of the Notes Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Notes Trustee, in the name of and at the expense of the Company) shall mail to Noteholders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  CUSIP NUMBER.

         The Company in issuing the Notes may use a "CUSIP" number, and if so, the Notes Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Noteholders; provided that no representation shall be deemed to be made by the Notes Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Notes Trustee of any change in the CUSIP number.

SECTION 2.14.  DEPOSIT OF MONEYS.

         Prior to 10:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due in respect of the Notes on such Interest Payment Date or Maturity Date, as the case may be.

SECTION 2.15.  RESTRICTIVE LEGENDS.

         Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") unless otherwise agreed by the Company and the Holder thereof:

         THIS NOTE OR ITS PREDECESSORS HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS OR A BENEFICIAL INTEREST HEREIN EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IF IT ACQUIRED THIS NOTE FROM THE INITIAL PURCHASERS, IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
         ACT), OR, IF IT ACQUIRED THIS NOTE OTHER THAN FROM THE INITIAL PURCHASERS, (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S.

         PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 144A UNDER REGULATION S UNDER THE SECURITIES ACT,
         (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO BLUEGREEN CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE NOTES TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND AN OPINION OF COUNSEL ACCEPTABLE TO BLUEGREEN CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT TO PERSONS OTHER THAN UNITED STATES PERSONS ("FOREIGN PURCHASERS"), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE NOTES TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         Each Global Note shall also bear the following legend on the face thereof:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO

         THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SECTION 2.16.  BOOK-ENTRY PROVISIONS FOR GLOBAL NOTE.

                  (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Notes Trustee as custodian for such Depository and
         (iii) bear legends as set forth in Section 2.15.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Notes Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Notes Trustee and any agent of the Company or the Notes Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Notes Trustee or any agent of the Company or the Notes Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interest of beneficial owners in the Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of
         Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository or the Notes Trustee to issue Physical Notes.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b) above, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Notes Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Notes Trustee for cancellation, and the Company shall execute, and the Notes Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) above shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in
         Section 2.15.

                  (f) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Noteholder is entitled to take under this Indenture or the Notes.

SECTION 2.17.  SPECIAL TRANSFER PROVISIONS.

                  (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                           (i) the Registrar shall register the transfer of any
                  Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after April 1, 2000 or (y)(1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

                           (ii) if the proposed transferor is an Agent Member
                  holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and
                  (b) the Company shall execute and the Notes Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

                  (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                           (i) the Registrar shall register the transfer if such
                  transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been effected in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or An account with respect to which it exercises sole investment discretion and that any such account is a QIB within the meaning of Rule 144A, and it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                           (ii) if the proposed transferee is An Agent Member
                  and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Notes Trustee shall cancel the Physical Notes so transferred.

                  (c) PRIVATE PLACEMENT LEGEND. Upon the registration of the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.17 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Notes Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

         The Registrar shall retain, for at least two years, copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.18.  PERSONS DEEMED OWNERS.

         Prior to due presentment of a Note for registration of transfer and subject to Section 2.12, the Company, the Notes Trustee, any Paying Agent, any Registrar and any co-registrar and any Agent of any of the foregoing may deem and treat the Person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any Registrar or any co-registrar) for the purpose of receiving payments of principal of or interest on such Note and for all other purposes; and none of the Company, the Notes Trustee, any Paying Agent, any Registrar or any co-registrar or any Agent of the foregoing shall be affected by any notice to the contrary.

SECTION 2.19.  RECORD DATE.

         The record date for purposes of determining the identity of Noteholders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be the later of (i) 30 days prior to the first solicitation of such consent or (ii) the date of the most recent list of Holders furnished to the Notes Trustee, if applicable, pursuant to Section 2.05 hereto.

                              ARTICLE 3: REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.

                  (a) If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Notes Trustee, at least 60 days (unless a shorter period is acceptable to the Notes Trustee) prior to a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date,
         (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and accrued and unpaid interest and (v) whether it requests the Notes Trustee to give notice of such redemption.

                  (b) If the Company is required to make an offer to purchase Notes pursuant to the provisions of Sections 4.10 or 4.14 hereof, it shall furnish to the Notes Trustee at least 30 days (or such lesser period as the Notes Trustee may agree), but not more than 60 days, before mailing any offer to purchase pursuant to such Sections, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the proposed purchase date, (iii) the maximum principal amount of Notes to be purchased, (iv) the purchase price and accrued and unpaid interest, (v) whether it requests the Notes Trustee to mail any offer to purchase and
         (vi) further setting forth a statement to the effect that (a) the Company or one of its Subsidiaries has effected an Asset Disposition and the conditions set forth in Section 4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in
         Section 4.14 have been satisfied, as applicable.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

                  (a) If less than all of the Notes are to be redeemed, the Notes Trustee shall select the Notes to be redeemed among the Noteholders on a pro rata basis, by lot or in accordance with any other method the Notes Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any); PROVIDED, HOWEVER, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Notes Trustee only on a PRO RATA basis to the extent practicable, unless such method is otherwise prohibited. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 45 nor more than 60 days prior to the redemption date by the Notes Trustee from the outstanding Notes not previously called for redemption.

                  (b) The Notes Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes may be redeemed in part in multiples of $1,000 principal amount only. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  (c) Notice of redemption will be sent, by first class mail, postage prepaid, at least 30 days prior to the date fixed for redemption, to each Holder whose Notes are to be redeemed at the last address for such Holder then shown on the Notes Register.

SECTION 3.03.  NOTICE OF REDEMPTION.

                  (a) Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid to each Holder whose Notes are to be redeemed at the last address for such Holder then shown on the Notes Register.

         Each notice of redemption shall identify the Notes to be redeemed and shall state: (i) the redemption date; (ii) the redemption price; (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued; (iv) the name and address of the Paying

         Agent; (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; (vi) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and (viii) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

                  (b) At the Company's request, the Notes Trustee shall give the notice of redemption in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Notes Trustee at least 45 days (unless a shorter period is acceptable to the Notes Trustee) prior to the proposed redemption date an Officers' Certificate requesting that the Notes Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

                  (a) Prior to 10:00 a.m., New York City time, on any redemption date, the Company shall deposit with the Paying Agent (other than the Company or any of its Subsidiaries) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  (b) If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest ceases to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes shall be to receive payment of the redemption price upon surrender to Paying Agent if the Notes are redeemed. If a Note is redeemed on or after a Record Date, but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.  NOTES REDEEMED IN PART.

         If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after any redemption date, interest will cease to accrue on the Notes or part thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the redemption price pursuant to this Indenture.

SECTION 3.07.  OPTIONAL REDEMPTION.

                  (a) Except as provided in Section 3.07(b), the Company may redeem all or any portion of the Notes at any time on or after April 1, 2003, at a redemption price equal to a percentage of the principal amount thereof, as set forth in the immediately succeeding sentence, plus accrued and unpaid interest to the redemption date. The redemption price as a percentage of the principal amount shall be as follows, if the Notes are redeemed during the 12 month period commencing on April 1 of the years set forth below, plus in each case, accrued and unpaid interest to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest on the relevant Interest Payment Date):

               PERIOD                                 REDEMPTION PRICE
               ------                                 ----------------

               2003                                      105.25%
               2004                                      103.50%
               2005                                      101.75%
               2006 and thereafter                       100.00%

                  (b) At any time, or from time to time, prior to April 1, 2001 the Company may, at its option, redeem up to 35% of the original aggregate principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings by the Company at a redemption price equal to 110.5% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED, HOWEVER, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least $65 million. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

SECTION 3.08.  MANDATORY REDEMPTION.

         Except as set forth in Sections 4.10 and 4.14, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

                  (a) In the event that, pursuant to Section 4.10 hereof, the Company shall commence an offer to all Noteholders to purchase Notes (an "Asset Disposition Offer"), it shall follow the procedures specified below:

                           (i) The Asset Disposition Offer shall remain open for a period of 30 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section
                                    4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Disposition Offer.

                           (ii) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

                           (iii)    Upon the commencement of any Asset
                                    Disposition Offer the Company shall send or cause to be sent in accordance with Section 3.03, a notice to each Noteholder. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

                                            (1) that the Asset Disposition Offer
                                            is being made pursuant to this
                                            Section 3.09 and Section 4.10 hereof
                                            and the length of time the Asset
                                            Disposition Offer shall remain open;

                                            (2) the Offer Amount, the purchase
                                            price and the Purchase Date;

                                            (3)  that any Note not tendered or
                                            accepted for payment shall continue
                                            to accrue interest;

                                            (4) that any Note accepted for
                                            payment pursuant to the Asset
                                            Disposition Offer shall cease to
                                            accrue interest after the Purchase
                                            Date;

                                            (5) that Holders electing to have a
                                            Note purchased pursuant to any Asset
                                            Disposition Offer shall be required
                                            to surrender the Note, with the form
                                            entitled "Option of Noteholder to
                                            Elect Purchase" on the reverse of
                                            the Note completed, to the Company,
                                            a depositary, if appointed by the
                                            Company, or a Paying Agent at the
                                            address specified in the notice at
                                            least three days before the Purchase
                                            Date;

                                            (6) that Holders shall be entitled
                                            to withdraw their election if the
                                            Company, depositary or Paying Agent,
                                            as the case may be, receives, not
                                            later than the expiration of the
                                            Offer Period, a telegram, telex,
                                            facsimile transmission or letter
                                            setting forth the name of the
                                            Holder, the principal amount of the
                                            Note the Holder delivered for
                                            purchase and a statement that such
                                            Holder is withdrawing his election
                                            to have the Note purchased;

                                            (7) that, if the aggregate principal
                                            amount of Notes surrendered by
                                            Holders exceeds the Offer Amount,
                                            the Company shall select the Notes
                                            to be purchased on a pro rata basis
                                            (with such adjustments as may be
                                            deemed appropriate by the Company so
                                            that only Notes in denominations of
                                            $1,000, or integral multiples
                                            thereof, shall be purchased); and

                                            (8) that Holders whose Notes were
                                            purchased only in part shall be
                                            issued new Notes equal in principal
                                            amount to the unpurchased portion of
                                            the Notes surrendered.

                           (iv) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Disposition Offer or, if less than the Offer Amount has been tendered, all Notes or portions thereof tendered, and deliver to the Notes Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section
                                    3.09. The

                                    Paying Agent shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and at the written request of the Company the Notes Trustee shall authenticate and mail or deliver such new Note, to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Disposition Offer on the Purchase Date.

                              ARTICLE 4: COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

                  (a) The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary Guarantor, holds as of 10:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than five Business Days following the date of payment, any money (including accrued interest paid by the Company) that exceeds such amount of principal, premium, if any, and interest paid on the Notes.

                  (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful, and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

                  (a) The Company shall maintain in the Borough of Manhattan, in the City of New York, an office or agency (which may be an office of the Notes Trustee or an affiliate of the Notes Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prior written notice to the Notes Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Notes Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Notes Trustee.

                  (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, in the City of New York for such purposes. The Company shall give prior written notice to the Notes Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  (c) The Company hereby designates the Corporate Trust Office of the Notes Trustee as one such office or agency of the Company in accordance with Section 2.03. The address of the Corporate Trust Office of the Notes Trustee in the City of New York is: SunTrust Bank, c/o First Chicago Trust Company of New York, Corporate Trust - 8th Floor, 14 Wall Street, New York, New York 10005.

SECTION 4.03.  SEC REPORTS.

                  (a) Upon consummation of the Exchange Offer and the issuance of the Exchange Notes, the Company and each Subsidiary Guarantor (at its own expense) shall file with the Commission and shall furnish to the Notes Trustee, and , upon request, each Noteholder, within 15 days after it files them with the Commission, copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) to be filed pursuant to Section 13 or 15(d) of the Exchange Act (without regard to whether the Company is subject to the requirements of such Section 13 or 15(d) of the Exchange
         Act); PROVIDED, HOWEVER, that prior to the consummation of the Exchange Offer and the issuance of the Exchange Notes, the Company (at its own expense), will mail to the Notes Trustee and the Noteholders in accordance with paragraph (b) of this Section 4.03 substantially the same information that would have been required by the foregoing documents within 15 days of when any such document would otherwise have been required to be filed with the Commission. Upon qualification of this Indenture under the TIA, the Company and each Subsidiary Guarantor shall also comply with the provisions of TIA Section 314(a).

                  (b) At the Company's expense, the Company and each Subsidiary Guarantor, as applicable, shall cause an annual report if furnished by it to stockholders generally and each quarterly or other financial report if furnished by it to stockholders generally to be filed with the Notes Trustee and mailed to the Noteholders at their addresses appearing in the register of Notes maintained by the Registrar at the time of such mailing or furnishing to stockholders.

                  (c) The Company and each Subsidiary Guarantor shall provide to any Holder of Initial Notes any information reasonably requested by such Holder concerning the Company and each Subsidiary Guarantor (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act.

                  (d) If the Company instructs the Notes Trustee to distribute any of the documents described in Section 4.03(a) to the Noteholders, the Company shall provide the Notes Trustee with a sufficient number of copies of all such documents.

SECTION 4.04.  COMPLIANCE CERTIFICATES.

                  (a) The Company and each Subsidiary Guarantor shall deliver to the Notes Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate signed by its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries or such Subsidiary Guarantor, as the case may be, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its Obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred during such period, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to
         Section 4.03 above shall be accompanied by a written statement of (x) the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 4, 5 or 6 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation and (y) if any Restricted Subsidiary's or Subsidiary Guarantor's financial statements are not prepared on a consolidated basis with the Company's, such Restricted Subsidiary's or Guarantor's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that any of the Restricted Subsidiaries or Subsidiary Guarantors is in Default under this Indenture or, if any such Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company and each of the Subsidiary Guarantors shall, so long as any of the Notes are outstanding, deliver to the Notes Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument to which the Company is a party, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Company or such Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto.

                  (d) The Company and each of the Subsidiary Guarantors shall also comply with TIA Section 314(a)(4).

SECTION 4.05.  TAXES.

         The Company will, and will cause its Restricted Subsidiaries to, pay and discharge when due all taxes, levies, imposts, duties or other governmental charges ("Taxes") imposed on its income or profits or on any of its properties, except such Taxes which are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

         Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture (including, but not limited to, the payment of the principal of or interest on the Notes); and the Company and each Subsidiary Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Notes Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  LIMITATION ON RESTRICTED PAYMENTS.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and (B) dividends or distributions payable to the Company or a Restricted

         Subsidiary of the Company which holds any equity interest in the paying Restricted Subsidiary, (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Wholly-Owned Subsidiary of the Company or any Capital Stock of a Restricted Subsidiary of the Company held by any Affiliate of the Company, other than a Wholly-Owned Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Obligations or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment as described in preceding clauses (i) through (iv) being referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and immediately after giving pro forma effect to such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom); or

                  (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under
                           Section 4.09; or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum, without duplication, of (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the first fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate net proceeds received by the Company from the issue or sale of its Capital Stock subsequent to the Issue Date (other than Disqualified Stock and other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made after the Issue Date by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously included in the calculation of the amount of Restricted Payments; PROVIDED, HOWEVER, that no amount shall be included under this clause (D) to the extent it is already included in Consolidated Net Income; and (E) $5 million.

                  (b) The provisions of paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, conversion into or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary); PROVIDED, HOWEVER, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds (to the extent used for such purchase or redemption) from such sale shall be excluded from clause (3) (B) of paragraph (a); (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, conversion into or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations constituting Refinancing Indebtedness of the Company in compliance with Section 4.09; PROVIDED, FURTHER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations as a result of a Change of Control (provided that Section 4.14 is complied with); (iv) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 4.10; PROVIDED, FURTHER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (v) payment by the Company of any scheduled sinking fund payments under the Public Debentures; provided that the Company reduces its required sinking fund payments to the maximum amount permitted under the Indenture pursuant to which such Public Debentures were issued; (vi) repayment of the Convertible Notes upon stated maturity, PROVIDED, HOWEVER, that the amount of such payment shall be included in the calculation of the amount of Restricted Payments subsequent to the date of such payment; (vii) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments; and (viii) repurchases of Capital Stock deemed to occur upon the exercise of stock options (other than options relating to Disqualified Stock) if such Capital Stock represents a portion of the exercise price of such options; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments; PROVIDED, HOWEVER, that in the case of clauses (i), (ii), (iii), (iv) and (v) no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

                  (c) For purposes of determining compliance with the covenant set forth in this Section 4.07, Restricted Payments may be made with cash or non-cash assets, provided that any Restricted Payment made other than in cash shall be valued at the fair market value (determined, subject to the additional requirements of the immediately succeeding proviso, in good faith by the Board of Directors) of the assets so utilized in making such Restricted Payment, PROVIDED, HOWEVER, that (i) in the case of any Restricted Payment made with Capital Stock or Indebtedness, such Restricted Payment shall be deemed to be made in an amount equal to the greater of the fair market value thereof and the liquidation preference (if any) or principal amount of the Capital Stock or Indebtedness, as the case may be, so utilized, and
         (ii) in the case of any Restricted Payment in an aggregate amount in excess of $2.0 million but less than $4.0 million, the fairness of the valuation thereof (as determined by the Company) for purposes of determining compliance with Section 4.07 shall be approved by a majority of the disinterested members of the Board of Directors of the Company and (iii) in the case of any Restricted Payment in an aggregate amount of $4.0 million or more, a written opinion as to the fairness of the valuation thereof (as determined by the Company) for purposes of determining compliance with Section 4.07 shall be issued by an independent investment banking, accounting or qualified appraisal firm of national standing.

                  (d) Not later than the date of making any Restricted Payment, the Company shall deliver to the Notes Trustee an Officer's Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available quarterly financial statements, and a copy of any required investment banker's, accountant's or appraiser's opinion.

SECTION 4.08.  LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM
RESTRICTED SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to
(i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, or (iv) guarantee the Notes, except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including, without limitation, the Indenture, the Notes and the Credit Agreements, if any; (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company) provided that such encumbrance or restriction is not applicable to any properties or assets other than of the types owned or held by such Restricted Subsidiary at the time it became a Restricted Subsidiary; (c) any encumbrance or restriction with respect to such a Restricted Subsidiary effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses (a) or (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) or (b) or this clause
(c) (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (c) or contained in any amendment, modification, restatement, renewal or supplement to an agreement referred to in clauses (i) or (ii) or this clause (iii)); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to the Holders of the Notes in any material respect, as determined in good faith by the Board of Directors of the Company, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date; (d) in the case of clause (iii) of this Section 4.08, any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option, or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement; (e) in the case of clause (iii) of this
Section 4.08, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness (including purchase money Indebtedness) of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements, mortgages or similar documents; (f) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (g) encumbrances or restrictions arising or existing by reason of applicable law; (h) any encumbrance or restriction pursuant to Indebtedness of Receivables Subsidiaries that is permitted to be Incurred subsequent to the Issue Date pursuant to
Section 4.07; and (i) restrictions on cash or other deposits imposed by customers under contracts incurred in the ordinary course of business consistent with past practices.

SECTION 4.09.  LIMITATION ON INDEBTEDNESS.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries may Incur Indebtedness if no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and the Consolidated Coverage Ratio would be equal to at least (x) 2.00 to 1.00 if such Indebtedness is Incurred prior to April 1, 2000, (y) 2.25 to 1.00 if such Indebtedness is Incurred after April 1, 2000 but prior to March 31, 2002, and (z) 2.50 to 1.00 after March 31, 2002.

                  (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:





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



                           (i) Indebtedness Incurred under any Credit Agreements and/or pursuant to seller financing in connection with the acquisition of inventory; PROVIDED, HOWEVER, after giving effect to such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed $30.0 million;

                           (ii) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations in addition to that specified in clause (i) above, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property or equipment used in a Permitted Business or Incurred to refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; PROVIDED, HOWEVER, that the principal amount of any Indebtedness Incurred pursuant to this clause (ii) shall not exceed $2.0 million at any time outstanding;

                           (iii) Indebtedness outstanding pursuant to the Public Debentures, the Convertible Notes and the RDI Note and other Existing Indebtedness outstanding as of the Issue Date after the application of the net proceeds of the Offering;

                           (iv) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; PROVIDED, HOWEVER, that (A) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (B) any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or any Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                           (v) Indebtedness represented by (A) the Notes and any Exchange Notes issued in exchange for the Notes of any equal principal amount,
                                    (B) the Note Guarantees, (C) any Refinancing
                                    Indebtedness Incurred in respect of any
                                    Indebtedness described in clauses (i)
                                    through (iii) or this clause (v) or Incurred pursuant to paragraph (a) above;





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




                           (vi) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $ 1.00 of additional Indebtedness pursuant to paragraph (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (vi) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (vi);

                           (vii) Indebtedness (A) in respect of performance bonds, completion and maintenance bonds, bankers' acceptances letters of credit and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Company or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) Incurred in the ordinary course of business;

                           (viii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness or other obligations Incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; PROVIDED, HOWEVER, that the principal amount of any Indebtedness Incurred pursuant to this clause (viii), when taken together with all Indebtedness Incurred pursuant to this clause (viii) and then outstanding, shall not exceed $2.0 million;

                           (ix) Indebtedness under Currency Agreements and Interest Rate Agreements; PROVIDED, HOWEVER, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors of the Company) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

                           (x) Indebtedness consisting of (A) Guarantees by the Company (so long as the Company could have Incurred such Indebtedness directly without violation of this Indenture) and (B) Guarantees by a Restricted Subsidiary of Senior Indebtedness Incurred by the Company without violation of this Indenture (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of this Indenture);

                           (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument issued by the Company or its Restricted Subsidiaries drawn against insufficient funds in the ordinary course of business in an amount not to exceed $250,000 at any time; provided that such Indebtedness is extinguished within two Business Days of its incurrence; and

                           (xii) Indebtedness (other than Indebtedness described in clauses (i) - (xi)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xii) and then outstanding, will not exceed $10.0 million

                  For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses at the time of incurrence, the Company shall, in its sole discretion, classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in the applicable clause(s) so selected by the Company. No fluctuation in currency exchange rates or interest rates following the incurrence of any





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



         Indebtedness shall result in a Default hereunder, if the Indebtedness itself was incurred in compliance with the Indenture at the time of incurrence.

                  (c) Neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligation of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under the Note Guarantee to at least the same extent as such Subordinated Obligation.

                  (d) The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

SECTION 4.10.  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company's Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) FIRST, to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any Secured Indebtedness), (x) to prepay, repay or purchase Secured Indebtedness or (y) to the investment in or acquisition of Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) SECOND, within 360 days from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer to purchase Notes at 100% of their principal amount plus accrued and unpaid interest, if any, thereon; (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), (w) to the investment in or acquisition of Additional Assets, (x) the making of Temporary Cash Investments or (y) any other purpose otherwise permitted under this Indenture, in each case within the later of 45 days after the application of Net Available Cash in accordance with clauses (A) or (B) or the date that is one year from the receipt of such Net Available Cash; PROVIDED, HOWEVER, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (B) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceeds $10.0 million. The Company shall not be required to make an offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A)) is less than $10.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

         For the purposes of this covenant, the following will be deemed to be cash: (x) the assumption by the transferee of Senior Indebtedness of the Company or Senior Indebtedness of any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Senior Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of the preceding paragraph) and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly (and in any event within 90 days) converted by the Company or such Restricted Subsidiary into cash.

                  (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a) (iii) (B), the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the Notes tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company will apply the remaining Net Available Cash in accordance with clause (a) (iii) (C) above.

SECTION 4.11.  LIMITATION ON AFFILIATE TRANSACTIONS.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company, other than the Company a Wholly-Owned Subsidiary (an "Affiliate Transaction"), unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1 million or is a loan, advance or other indebtedness, the terms of such transaction have been approved by a majority of the disinterested members of the Board, if any (and such majority determines that such Affiliate Transaction satisfies the criteria in clause (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

                  (b) The foregoing paragraph (a) shall not apply to (i) the Company's employee compensation and other benefit arrangements (including, without limitation, any option grants or other equity based awards, (ii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $250,000 to any employee or $500,000 in the aggregate at any time, (iii) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company (including without limitation the grant of stock options),
         (iv) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (v) transactions pursuant to agreements in existence on the Issue Date which are (x) described in the Offering Memorandum or (y) otherwise, in the aggregate, immaterial to the Company and its Restricted Subsidiaries taken as a whole, and, in either case, are effected pursuant to the terms of agreements as in effect on the Issue Date, and (vi) transactions with respect to the acquisition of Accounts Receivable and/or direct sales of Accounts Receivable to financial institutions or sales of Accounts Receivable in connection with securitization transactions, in each case in the ordinary course of business.

SECTION 4.12.  LIMITATION ON LIENS.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Liens, except for Permitted Liens.

SECTION 4.13.  CORPORATE EXISTENCE.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Noteholders.

SECTION 4.14.  CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment") (subject to the right of Holders of record on a relevant Record Date to receive interest due on the relevant Interest Payment Date).

                  (b) Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Notes in connection with such Change of Control, the Company shall mail a notice to each Holder with a copy to the Notes Trustee or, at the Company's option, by the Notes Trustee (at the Company's expense) stating:

                           (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date);

                           (ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

                           (iii) the procedures determined by the Company, consistent with this Indenture, that a Noteholder must follow in order to have its Notes purchased.

         The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.14. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

                  (c) Noteholders electing to have a Note repurchased will be required to surrender the Note, with the form entitled "Option of Noteholder to Elect Purchase" on the reverse of the Note completed, to the Company at the address specified in the notice at least 10 Business Days prior to the repurchase date. Noteholders will be entitled to withdraw their election if the Notes Trustee or the Company receives, not later than three Business Days prior to the repurchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of the Note which was delivered for repurchase by the Noteholder and a statement that such Noteholder is withdrawing his election to have such Note purchased.

                  (d) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Notes Trustee an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and
         (iii) deliver or cause to be delivered to the Notes Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Notes Trustee will promptly mail to each Noteholder so tendered the Change of Control Payment for such Notes, and the Notes Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Noteholder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Unless the Company defaults in the payment for any Notes properly tendered pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date.

SECTION 4.15.  LIMITATION ON ISSUANCES OF CAPITAL STOCK OF RESTRICTED
SUBSIDIARIES.

         The Company will not permit any of its Restricted Subsidiaries to issue any Capital Stock to any Person (other than to the Company or a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company and other than directors' qualifying shares and, to the extent required by local ownership in foreign countries, shares owned by foreign shareholders) to own any Capital Stock of a Restricted Subsidiary of the Company, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that this provision shall not prohibit (x) the Company or any of its Restricted Subsidiaries from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary, provided that the net cash proceeds from such sale, lease or other disposition are applied in accordance with Section 4.10 or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Indenture.

SECTION 4.16.  LIMITATION ON REPAYMENT UPON A CHANGE OF CONTROL.

         The Company will not make an offer to repurchase any Subordinated Obligations if it is required to do so pursuant to a Change of Control until at least 60 days after the occurrence of such Change of Control and shall not purchase any Subordinated Obligations for 30 days following the time the Company is required to make purchases of the Notes under this Indenture following such Change of Control.

SECTION 4.17.  LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property or assets unless (i) the Company or such Restricted Subsidiary, as the case may be, would be entitled pursuant to this Indenture to Incur Indebtedness secured by a Permitted Lien on such property or assets in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, (ii) the Net Cash Proceeds from such Sale/Leaseback Transaction are at least equal to the fair market value of the property or assets subject to such Sale/Leaseback Transaction (such fair market value determined, in the event such property or assets have a fair market value in excess of $1.0 million, no more than 30 days prior to the effective date of such Sale/ Leaseback Transaction, by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors) and (iii) the net cash proceeds of such Sale/Leaseback Transaction are applied in accordance with the provisions described under Section 4.10.

SECTION 4.18.  LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES.

                  (a) The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                           (i) no Default or Event of Default shall have occurred and be continuing at the time of or, after giving effect to such Designation; and

                           (ii) except in the case of a newly organized Subsidiary in which the Company and the Restricted Subsidiaries have made aggregate investments of $10,000 or less, the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of
                                    (i) the fair market value of the Capital
                                    Stock of such Subsidiary owned by the
                                    Company and the Restricted Subsidiaries on such date and (ii) the aggregate amount of other Investments of the Company and the Restricted Subsidiaries in such Subsidiary on such date; and

                           (iii) the Company would be permitted to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
                                    4.09 at the time of Designation (assuming the effectiveness of such Designation).

                  (b) In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under Section 4.07 for all purposes of this Indenture in the Designation Amount. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (i) provide direct or indirect credit support for or a Guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (ii) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (iii) be directly or indirectly liable for any Indebtedness of any Unrestricted which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (i) or (ii), to the extent permitted under
         Section 4.07.

         The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

                           (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

                           (ii)     all Liens and Indebtedness of such
                                    Unrestricted Subsidiary outstanding
                                    immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

         All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Notes Trustee certifying compliance with the foregoing provisions.

SECTION 4.19.  FURTHER INSTRUMENTS AND ACTS.

         The Notes Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise set forth herein, but the Notes Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein, and upon request of the Notes Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.20.  COMPANY TO CAUSE CERTAIN SUBSIDIARIES TO BECOME
GUARANTORS.

         The Company shall not (i) permit any of its Restricted Subsidiaries to incur, guarantee or secure through the granting of Liens any Indebtedness or
(ii) pledge any intercompany notes representing obligations of any of its Restricted Subsidiaries to secure the payment of any



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



Indebtedness, in either case unless such Restricted Subsidiary is a Wholly Owned Subsidiary which is a Subsidiary Guarantor or at such time becomes a Subsidiary Guarantor by executing a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor and executes a Note Guarantee.


                              ARTICLE 5: SUCCESSORS

SECTION 5.01.  LIMITATIONS ON MERGER, CONSOLIDATION OR SALE OF ASSETS.

         The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless:

                           (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Notes Trustee, in form satisfactory to the Notes Trustee, all the obligations of the Company under the Notes and this Indenture;

                           (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                           (iii) immediately after giving effect to such transaction, the Successor Company (A) would have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (B) would be able to Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.09;

                           (iv) there has been delivered to the Notes Trustee an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such consolidation, merger, conveyance, transfer or lease and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been





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



                                    the case if such consolidation, merger,
                                    conveyance, transfer or lease had not
                                    occurred; and

                           (v) the Company shall have delivered to the Notes Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

         The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes.

         Notwithstanding clauses (ii) and (iii) of Section 5.01, any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Restricted Subsidiary.

                        ARTICLE 6: DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

                  (a)  an "Event of Default" occurs if:

                           (i) there is a default in any payment of interest on any Note when due, continued for 30 days;

                           (ii) there is a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

                           (iii) there is a failure by the Company to comply with its obligations under Section 5.01 hereof;

                           (iv) there is failure by the Company to comply for 30 days after notice by the trustee or holders of not less than 25% of the aggregate principal amount of Notes then outstanding with any of the Company's obligations under Sections 4.01, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15,
                                    4.16, 4.17 or 4.18 hereof (in each case, other than a failure to purchase Notes which shall constitute an Event of Default under clause (ii) above);



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                           (v)      there is a failure by the Company or any
                                    Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in this Indenture;

                           (vi)     Indebtedness of the Company or any
                                    Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $2.0 million and such default shall not have been cured or such acceleration rescinded after a 20-day period;

                           (vii) any judgment or decree for the payment of money in excess of $2.0 million (to the extent not covered by insurance) is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable;

                           (viii)   any Note Guarantee by a Significant
                                    Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Note Guarantee and such Default continues for 10 days;

                           (ix) an event of default under, or if none is specified therein, a failure to comply with any provision of any Mortgage and the continuance of such event of default or failure to comply, as the case may be, for a period of 30 days after written notice is given by the Notes Trustee to the Company or to the Company and the Notes Trustee by the holders of at least 25% in aggregate principal amount of the Notes outstanding; or

                           (x) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                                    (A)      commences a voluntary case,

                                    (B)      consents to the entry of an order
                                             for relief against it in an
                                             involuntary case,

                                    (C)      consents to the appointment of a
                                             Custodian of it or for all or
                                             substantially all of its property,

                                    (D)      makes a general assignment for the
                                             benefit of its creditors,



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



                                    (E)      consents to or acquiesces in the
                                             institution of a bankruptcy or an
                                             insolvency proceeding against it,
                                             or

                                    (F)      takes any corporate action to
                                             authorize or effect any of the
                                             foregoing; or

                           (xi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (A)      is for relief against the Company
                                             or any of its Significant
                                             Subsidiaries in an involuntary
                                             case,

                                    (B)      appoints a Custodian of the Company
                                             or any of its Significant
                                             Subsidiaries or for all or
                                             substantially all of the property
                                             of the Company or any of its
                                             Significant Subsidiaries, or

                                    (C)      orders the liquidation of the
                                             Company or any of its Significant
                                             Subsidiaries, and the order or
                                             decree remains unstayed and in
                                             effect for 60 consecutive days.

                  (b) The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  (c) A Default under clause (iv) or (v) of Section 6.01(a) hereof will not constitute an Event of Default until the Notes Trustee notifies the Company or such Subsidiary Guarantor, as the case may be, or the Holders of 25% in principal amount of the outstanding Notes notifies the Company or such Subsidiary Guarantor, as the case may be, and the Notes Trustee of the Default and the Company or such Subsidiary Guarantor, as the case may be, does not cure such Default within the time specified in such clause (iv) or (v) after receipt of the notice. The written notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02.  ACCELERATION.

         If an Event of Default (other than an Event of Default specified in clause (ix) or (x) of Section 6.01(a) with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, the Notes Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and the Notes Trustee, may declare (a "Declaration") the unpaid principal of, and any accrued and unpaid interest on, all the Notes to be due and payable (the "Default Amount"). Upon any such





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



Declaration the Default Amount shall be due and payable immediately. If an Event of Default specified in clause (x) of Section 6.01(a) occurs with respect to the Company or any of the Subsidiary Guarantors, the Default Amount shall ipso facto become and be immediately due and payable without any Declaration or other act on the part of the Notes Trustee or any Noteholder. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Notes Trustee and to the Company may rescind any Declaration if the rescission would not conflict with any judgment or decree and if all Events of Default then continuing (other than any Events of Default with respect to the nonpayment of principal of or interest on any Note which has become due solely as a result of such Declaration) have been cured and the Notes Trustee has been paid all amounts due to it under Section 7.07, and may waive any Default other than a Default with respect to a covenant or provision that cannot be modified or amended without the consent of each Noteholder pursuant to Section 9.02 hereof.

SECTION 6.03.  OTHER REMEDIES.

                  (a) If an Event of Default occurs and is continuing, the Notes Trustee and the Noteholders may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  (b) The Notes Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Notes Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

         Noteholders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Notes Trustee may, on behalf of all the Noteholders, waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal, premium, if any, or interest on any Note (other than principal, premium (if any) or interest which has become due solely as a result of a Declaration) or a Default or Event of Default that cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

         Noteholders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Notes





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



Trustee or exercising any trust or power conferred on it. However, the Notes Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Notes Trustee determines may be unduly prejudicial to the rights of other Noteholders or that may involve the Notes Trustee in personal liability. The Notes Trustee may take any other action deemed proper by the Notes Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Notes Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.  LIMITATION ON SUITS.

                  (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

                           (i) the Noteholder has previously given to the Notes Trustee written notice of a continuing Event of Default;

                           (ii) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Notes Trustee to pursue the remedy;

                           (iii) such Noteholder or Noteholders offer, and, if requested, provide, to the Notes Trustee indemnity satisfactory to the Notes Trustee against any loss, liability or expense;

                           (iv) the Notes Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                           (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Notes Trustee, in the reasonable opinion of such Notes Trustee, a direction inconsistent with the request.

                  (b) A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07.  RIGHTS OF NOTEHOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of principal, premium, if any, interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Noteholder.





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



SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.01(a)(i) or (ii) or an acceleration pursuant to Section 6.02 occurs and is continuing, the Notes Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid on the Notes and interest on overdue principal, premium, if any, and, to the extent lawful, interest on overdue installments of interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including any advances made by the Notes Trustee and the reasonable compensation, expenses and disbursements of the Notes Trustee, its agents and counsel, and any other amounts due the Notes Trustee under Section 7.07.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Notes Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Notes Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Notes Trustee, its agents and counsel, and any other amounts due the Notes Trustee under Section 7.07) and the Noteholders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor (or any other obligor on the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Notes Trustee, and in the event that the Notes Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Notes Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Notes Trustee, its agents and counsel, and any other amounts due the Notes Trustee under Section
7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Notes Trustee, its agents and counsel, and any other amounts due the Notes Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Noteholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Notes Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Notes Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 6.10.  PRIORITIES.

                  (a) If the Notes Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:





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



                           (i) First: to the Notes Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Notes Trustee and the costs and expenses of collection;

                           (ii) Second: if the Noteholders are forced to proceed against the Company directly without the Notes Trustee, to the Noteholders for their collection costs;

                           (iii) Third: to the Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                           (iv) Fourth: to the Company or, to the extent the Notes Trustee collects any amount pursuant to Article 10 hereof from any Subsidiary Guarantor, to such Subsidiary Guarantor, or to such party as a court of competent jurisdiction shall direct.

                  (b) The Notes Trustee may fix a record date and payment date for any payment to Noteholders. At least 15 calendar days before such record date, the Company shall mail to each Holder and the Notes Trustee a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.11.  UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Notes Trustee for any action taken or omitted by it as a Notes Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Notes Trustee, a suit by a Noteholder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                               ARTICLE 7: TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Notes Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same





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



         degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances and in the conduct of his own affairs.

                  (b)  Except during the continuance of an Event of Default:

                           (i) the Notes Trustee undertakes to perform only those duties as are specifically set forth in this Indenture and the duties of the Notes Trustee shall be determined solely by the express provisions of this Indenture, the Notes Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Notes Trustee; and

                           (ii) in the absence of bad faith on its part, the Notes Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Notes Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Notes Trustee, the Notes Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture.

                  (c) Notwithstanding anything to the contrary herein contained, the Notes Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                           (ii) the Notes Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Notes Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Notes Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
                                    6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Notes Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.





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



                  (e) No provision of this Indenture shall require the Notes Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (f) The Notes Trustee shall not be liable for interest on any money received by it except as the Notes Trustee may agree in writing with the Company. Assets held in trust by the Notes Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Notes Trustee shall be subject to the provisions of Section 7.01 and to the provisions of the TIA.

SECTION 7.02.  RIGHTS OF TRUSTEE.

                  (a) The Notes Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Notes Trustee need not investigate any fact or matter stated in the document unless the Notes Trustee has reason to believe such fact or matter is not true.

                  (b) Before the Notes Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Notes Trustee shall not be liable for any action it takes or omits to take in good faith reliance on such Officers' Certificate or Opinion of Counsel. The Notes Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Notes Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Notes Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The permissive rights of the Notes Trustee to do certain things enumerated in this Indenture shall not be construed as a duty and the Notes Trustee shall not be





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



         answerable for other than its negligence or wilful default with respect to such permissive rights.

                  (g) Except for (i) an Event of Default under 6.01(a)(i) (except with respect to Additional Interest) or (ii) hereof, or (ii) any other event of which the Notes Trustee has "actual knowledge," which event, with the giving of notice or the passage of time or both, would constitute an Event of Default, the Notes Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Company or the Noteholders of not less than 25% in aggregate principal amount of Notes outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

         The Notes Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary Guarantor or any Affiliate of the Company or any Subsidiary Guarantor with the same rights it would have if it were not Notes Trustee. Any Agent may do the same with like rights. However, the Notes Trustee is subject to Sections
7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

         The Notes Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Note Guarantees or the Mortgages, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Notes Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, the Note Guarantees or the Mortgages, or any other document (including, without limitations, an offering document) in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if a Responsible Officer of the Notes Trustee has knowledge thereof, the Notes Trustee shall mail to each Noteholder in the manner and to the extent provided in TIA Section 313(a) a notice of the Default or Event of Default within 60 days after it occurs. Except in the case of a Default or Event of Default in any payment of principal, premium (if any) or interest on any Note, the Notes Trustee may withhold the notice if and so long as its Board of Directors, a committee of its Board of Directors or a committee of its officers in good faith determines that withholding the notice is in the interest of the Noteholders.





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



SECTION 7.06.  REPORTS BY TRUSTEE TO NOTEHOLDERS.

                  (a) Within 60 days after each April 1 beginning with the April 1 following the date of this Indenture, and for so long as the Notes remain outstanding, the Notes Trustee shall mail to the Noteholders a brief report dated as of such reporting date that complies with TIA
         Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Notes Trustee also shall comply with TIA Section 313(b) and Section 313(c).

                  (b) A copy of each report at the time of its mailing to the Noteholders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed, in accordance with and to the extent required by TIA Section 313(d). The Company shall promptly notify the Notes Trustee if and when the Notes are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

                  (a) The Company and the each of the Subsidiary Guarantors, jointly and severally, shall pay to the Notes Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder, including extraordinary services such as default administration. The Notes Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and each of the Subsidiary Guarantors, jointly and severally, shall reimburse the Notes Trustee upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Notes Trustee's agents and counsel.

                  (b) The Company and each of the Subsidiary Guarantors, jointly and severally, shall indemnify the Notes Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except as set forth below in subparagraph (d). The Notes Trustee shall notify the Company and each of the Subsidiary Guarantors promptly of any claim for which it may seek indemnity. Failure by the Notes Trustee to so notify the Company or any Subsidiary Guarantor shall not relieve the Company or any of the Subsidiary Guarantors of their Obligations hereunder. The Notes Trustee may have separate counsel and the Company and each of the Subsidiary Guarantors, jointly and severally, shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Subsidiary Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.





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



                  (c) The obligations of the Company and each of the Subsidiary Guarantors under this Section 7.07 shall survive the resignation or removal of the Notes Trustee and the satisfaction and discharge or termination of this Indenture.

                  (d) Notwithstanding subparagraphs (a) or (b) above, neither the Company nor any Subsidiary Guarantor need reimburse any expense or indemnify against any loss or liability incurred by the Notes Trustee through its own negligence, bad faith or willful misconduct.

                  (e) To secure the Company's and each of the Subsidiary Guarantor's payment obligations in this Section, the Notes Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Notes Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the resignation or removal of the Notes Trustee and the satisfaction and discharge or termination of this Indenture.

                  (f) When the Notes Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or (x) hereof occurs, the expenses and the compensation for such services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

                  (a) A resignation or removal of the Notes Trustee and appointment of a successor Notes Trustee shall become effective only upon the successor Notes Trustee's acceptance of appointment as provided in this Section 7.08.

                  (b) The Notes Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Noteholders of a majority in principal amount of the then outstanding Notes may remove the Notes Trustee by so notifying the Notes Trustee and the Company. The Company may remove the Notes Trustee if:

                           (i)      the Notes Trustee fails to comply with
                                    Section 7.10 hereof;

                           (ii) the Notes Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Notes Trustee under any Bankruptcy Law;

                           (iii) a Custodian, receiver or other public officer takes charge of the Notes Trustee or its property; or

                           (iv)     the Notes Trustee becomes incapable of
                                    acting.





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



                  (c) If the Notes Trustee resigns or is removed or if a vacancy exists in the office of Notes Trustee for any reason, the Company shall notify each Noteholder of such event and promptly appoint a successor Notes Trustee. Within one year after the successor Notes Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Notes Trustee to replace the successor Notes Trustee appointed by the Company.

                  (d) A successor Notes Trustee shall deliver a written acceptance of its appointment to the retiring Notes Trustee and to the Company. Thereupon, the resignation or removal of the retiring Notes Trustee shall become effective, and the successor Notes Trustee shall have all the rights, powers and duties of the Notes Trustee under this Indenture. The successor Notes Trustee shall mail a notice of its succession to each Noteholder. The retiring Notes Trustee shall promptly transfer all property held by it as Notes Trustee to the successor Notes Trustee, provided all sums owing to the Notes Trustee hereunder have been paid and subject to the Lien provided for in
         Section 7.07 hereof. Notwithstanding replacement of the Notes Trustee pursuant to this Section 7.08, the Company's and each of the Subsidiary Guarantor's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Notes Trustee.

                  (e) If a successor Notes Trustee does not take office within 60 days after the retiring Notes Trustee resigns or is removed, the retiring Notes Trustee, the Company, any of the Subsidiary Guarantors or the Noteholders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Notes Trustee.

                  (f) If the Notes Trustee after written request by any Noteholder who has been a Noteholder for at least six months fails to comply with Section 7.10, such Noteholder may petition any court of competent jurisdiction for the removal of the Notes Trustee and the appointment of a successor Notes Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Notes Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Notes Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

                  (a) There shall at all times be a Notes Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority and shall have (or be a part of





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



         a holding company with) a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                  (b) This Indenture shall always have a Notes Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Notes Trustee shall comply with TIA Section 310(b). The provisions of TIA Section 310 shall also apply to the Company and each of the Subsidiary Guarantors, as obligor on the Notes.

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

         The Notes Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Notes Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company and each of the Subsidiary Guarantors as obligor on the Notes.

                        ARTICLE 8: DISCHARGE OF INDENTURE

SECTION 8.01.  DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE.

                  (a) When (i) the Company delivers to the Notes Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07 hereof) canceled or for cancellation or (ii) all outstanding Notes have become due and payable and the Company irrevocably deposits with the Notes Trustee funds sufficient to pay at maturity all outstanding Notes, including interest thereon (other than Notes replaced pursuant to Section 2.07 hereof), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(e) and 8.06 hereof, cease to be of further effect. The Notes Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel reasonably acceptable to the Notes Trustee and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(e), 8.02 and 8.06 hereof, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) all obligations under Sections 3.09, 4.04(a), (b) and (c), 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.15, 4.16, 4.17, 4.18 and 5.01(iii) and
         (v) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  (c) If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(a)(iv), 6.01(a)(vi), 6.01(a)(vii), 6.01(a)(viii) or





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



         6.01(a)(ix) (but only with respect to Significant Subsidiaries) or 6.01(a)(x) hereof (but only with respect to Significant Subsidiaries), or because of the failure of the Company or the Subsidiary Guarantors to comply with Sections 5.01(iii) or 5.01(v).

                  (d) Upon satisfaction of the conditions set forth herein and
         Section 8.02 and upon request of the Company, the Notes Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (e) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08,
         8.01(d), 8.04, 8.05 and 8.06 hereof and the obligations of each Subsidiary Guarantor under Article 10 in respect thereof shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04, 8.05 and 8.08 hereof and the obligations of each Subsidiary Guarantor under Article 10 in respect thereof shall survive.

SECTION 8.02.  CONDITIONS TO DEFEASANCE.

                  (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                           (i) the Company irrevocably deposits in trust with the Notes Trustee money or U.S. Government Obligations in amounts (including interest, but without consideration of any reinvestment of such interest) and maturities sufficient, but in the case of the legal defeasance option only, not more than such amounts (as certified by a nationally recognized firm of independent public accountants), to pay and discharge at their Stated Maturity (or such earlier redemption date as the Company shall have specified to the Notes Trustee) the principal of, premium, if any, interest on all outstanding Notes to maturity or redemption, as the case may be, and to pay all of the sums payable by it hereunder; provided, that the Notes Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Notes;

                           (ii) in the case of the legal defeasance option only, 123 days pass after the deposit is made and during the 123-day period no Default or Event of Default specified in
                                    Section 6.01(ix) or (x) hereof with respect to the Company or any Subsidiary Guarantor occurs which is continuing at the end of the period;

                           (iii) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;





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



                           (iv) the deposit does not constitute a default under any other agreement binding on the Company;

                           (v) the Company delivers to the Notes Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

                           (vi) in the case of the legal defeasance option, the Company shall have delivered to the Notes Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                           (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Notes Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                           (viii) the Company delivers to the Notes Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

                  (b) In order to have money available on a payment date to pay principal, premium, if any, or interest on the Notes, the U.S. Government Obligations deposited pursuant to preceding clause (a) shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

                  (c) Before or after a deposit, the Company may make arrangements satisfactory to the Notes Trustee for the redemption of Notes at a future date in accordance with Article 3 hereof.





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



SECTION 8.03.  APPLICATION OF TRUST MONEY.

         The Notes Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Notes.

SECTION 8.04.  REPAYMENT TO THE COMPANY.

                  (a) The Notes Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time; PROVIDED, HOWEVER, that the Notes Trustee shall not pay any such excess to the Company unless the amount remaining on deposit with the Notes Trustee, after giving effect to such transfer are sufficient to pay principal, premium, if any, and interest on the outstanding Notes, which amount shall be certified to the Notes Trustee by independent public accountants.

                  (b) The Notes Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; PROVIDED, HOWEVER, that the Company shall have either caused notice of such payment to be mailed to each Noteholder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York. After payment to the Company, Noteholders entitled to the money must look to the Company and the Subsidiary Guarantors for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Notes Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.05.  INDEMNITY FOR GOVERNMENT OBLIGATIONS.

         The Company and the Subsidiary Guarantors, jointly and severally, shall pay and shall indemnify the Notes Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S.

Government Obligations.

SECTION 8.06.  REINSTATEMENT.

         If the Notes Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each of the Subsidiary Guarantor's Obligations under this Indenture and the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Notes Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that if the Company or any Subsidiary Guarantor has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its Obligations, the Company or any of the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Noteholders to receive such payment from the money or U.S. Government Obligations held by the Notes Trustee or Paying Agent.

                              ARTICLE 9: AMENDMENTS

SECTION 9.01.  WITHOUT CONSENT OF NOTEHOLDERS.

                  (a) Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors and the Notes Trustee may amend or supplement this Indenture or the Notes without the consent of any
         Noteholder:

                           (i) to cure any ambiguity, omission, defect or inconsistency; provided, that such amendment or supplement does not, as evidenced by an Opinion of Counsel delivered to the Notes Trustee, adversely affect the rights of any Noteholder in any respect;

                           (ii)     to comply with Article 5 hereof;

                           (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated Notes are described in
                                    Section 163(f)(2)(B) of the Internal Revenue
                                    Code);

                           (iv) to add further Guarantees with respect to the Notes or to secure the Notes with additional collateral;

                           (v) to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company or the Guarantors;

                           (vi)     to comply with requirements of the
                                    Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                           (vii) to make any change that would provide additional rights or benefits to the Holders of the Notes or that does not, as evidenced by an Opinion of Counsel delivered to the Notes Trustee, adversely affect the rights of any Noteholder in any respect; or





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



                           (viii) to evidence or provide for a replacement Notes Trustee under Section 7.08 hereof;

         provided, that the Company has delivered to the Notes Trustee an Opinion of Counsel stating that any such amendment or supplement complies with the provisions of this Section 9.01.

                  (b) Upon the request of the Company and the Subsidiary Guarantors accompanied by Board Resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Notes Trustee of the documents described in Section 7.02, Section 9.06 and Section 12.04 hereof, the Notes Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Notes Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

                  (c) After an amendment or supplement under this Section 9.01 becomes effective, the Company shall mail to all Noteholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 9.02.  WITH CONSENT OF NOTEHOLDERS.

                  (a) Except as provided below in this Section 9.02, the Company and the Notes Trustee may amend or supplement this Indenture or the Notes with the written consent of the Noteholders of not less than a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes) and subject to Section
         6.04 and 6.07 any existing Default or Event of Default and its consequences (other than a Default or Event of Default in the payment of principal premium, if any, or interest, if any, on the Notes except a payment default resulting from an acceleration of the Notes that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes). However, without the consent of each Noteholder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                           (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;





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



                           (ii) reduce the stated rate of or extend the stated time for payment of any interest on any Note;

                           (iii) reduce the principal of or extend the Stated Maturity of any Note or alter the redemption provisions (including without limitation Sections 3.07, 3.09, 4.11 and 4.14 hereof)
                                    with respect thereto;

                           (iv)     reduce the premium payable upon the
                                    redemption or repurchase of any Note or
                                    change the time at which any Note may be redeemed in accordance with Section 3.07;

                           (v) make any Note payable in money other than that stated in the Note;

                           (vi) make any change in Section 6.04 or 6.07 hereof or in this Section 9.02(a);

                           (vii) waive a Default or Event of Default in the payment of principal of premium, if any, or interest, if any, on, or redemption payment with respect to, any or Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                           (viii) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                           (ix) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions; or

                  (b) Upon the request of the Company and the Subsidiary Guarantors accompanied by Board Resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Notes Trustee of evidence satisfactory to the Notes Trustee of the consent of the Noteholders as aforesaid, and upon receipt by the Notes Trustee of the documents described in Section 7.02, Section 9.06 and Section 12.04 hereof, the Notes Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Notes Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Notes Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  (c) It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  (d) After an amendment, supplement or waiver under this
         Section 9.02 becomes effective, the Company shall mail to all Noteholders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

                  (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by the Noteholder and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to its
         Note if the Notes Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. an amendment, supplement or waiver becomes effective when approved by the requisite Holders and executed by the Notes Trustee (or, if otherwise provided in such waiver, amendment or supplement, in accordance with its terms) and thereafter binds every Noteholder, unless it makes a change described in any of clauses (i) through (x) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder's Note.

                  (b) The Company may fix a record date for determining which Noteholders must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Noteholders furnished to the Notes Trustee prior to such solicitation pursuant to Section 2.05 hereof, or
         (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver





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



         have been obtained within such 90-day period or as set forth in the preceding paragraph of this Section 9.04.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

                  (a) Notes authenticated and delivered after the execution of any supplemental indenture may bear a notation in form approved by the Notes Trustee as to any matter provided for in such amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Notes Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

                  (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Notes Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article 9 if the amendment, waiver or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Notes Trustee. If it does, the Notes Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or supplemental indenture, the Notes Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, in addition to the documents required by Section 7.02 and Section 12.04, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                   ARTICLE 10: SUBSIDIARY GUARANTEES OF NOTES

SECTION 10.01.  NOTE GUARANTEE

                  (a) Each Subsidiary Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not a surety, to each Noteholder of a Note now or hereafter authenticated and delivered by the Notes Trustee and to the Notes Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, (i) the due and punctual payment of the principal, premium, if any, interest (including post-petition interest in any proceeding under any Bankruptcy Law whether or not an allowed claim in such proceeding) on overdue principal, premium, if any, and interest, if lawful on such Note, and (ii) all other monetary Obligations payable by the Company under this Indenture (including under Section 7.07 hereof) and the Notes (all of the foregoing being hereinafter collectively called the "Guaranteed Obligations"), when and as the same shall become due and payable, whether by acceleration thereof, call for redemption or





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



         otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy
         Code), in accordance with the terms of any such Note and of this Indenture, subject, however, in the case of (i) and (ii) above, to the limitations set forth in Section 10.04 hereof. Each Subsidiary Guarantor hereby agrees that its Obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity or enforceability of the Notes or obligations of the Company under the Indenture, any failure to enforce the provisions of any such Note or this Indenture, other than waivers granted by Noteholders, the recovery of any judgment against the Company, any action to enforce the same, by the Noteholders or the Notes Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Note Guarantee shall not be discharged as to any such Note except by payment in full of the principal thereof, premium, if any, and all accrued interest thereon.

                  (b) Each Subsidiary Guarantor further agrees that this Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Noteholder or the Notes Trustee to any Note held for payment of the Guaranteed Obligations.

                  (c) Each Subsidiary Guarantor agrees that it shall not be entitled to, and hereby irrevocably waives, any right of subrogation in relation to the Noteholders or the Notes Trustee in respect of any Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Noteholders and the Notes Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any Declaration of acceleration of such Guaranteed Obligations as provided in Article 6 hereof, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of this
         Article 10.

                  (d) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Notes Trustee or any Noteholder in enforcing any rights under this
         Article 10.

                  (e) The Note Guarantee set forth in this Article 10 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Notes Trustee.





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SECTION 10.02.  EXECUTION AND DELIVERY OF NOTE GUARANTEE.

                  (a) To evidence each Subsidiary Guarantor's Note Guarantee set forth in this Article 10, each Subsidiary Guarantor hereby agrees that a notation of such Note Guarantee shall be placed on each Note authenticated and delivered by the Notes Trustee.

                  (b) This Indenture shall be executed on behalf of each Subsidiary Guarantor, and an Officer of each Subsidiary Guarantor shall sign the notation of the Note Guarantee on the Notes by manual or facsimile signature. If an Officer whose signature is on this Indenture or the notation of Note Guarantee no longer holds that office at the time the Notes Trustee authenticates the Note on which the Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless. Each Subsidiary Guarantor hereby agrees that the Note Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

                  (c) The delivery of any Note by the Notes Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

SECTION 10.03.  NOTE GUARANTEE UNCONDITIONAL, ETC.

         Upon failure of payment when due of any Guaranteed Obligation for whatever reason, each Subsidiary Guarantor will be obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: (a) the recovery of any judgment against the Company or any Subsidiary Guarantor;
(b) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise; (c) any modification or amendment of or supplement to this Indenture or any Note; (d) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note; (e) the existence of any claim, set-off or other rights which any Subsidiary Guarantor may have at any time against the Company, the Notes Trustee, any Noteholder or any other Person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal, premium, if any, or interest on any Note or any other Guaranteed Obligation; or any other act or omission to act or delay of any kind by the Company, the Notes Trustee, any Noteholder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Subsidiary Guarantors' obligations hereunder. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding





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



first against the Company, protest, notice and all demand whatsoever and covenants that this Note Guarantee will not be discharged except by the complete performance of the obligations contained in the Notes, this Indenture and in this Article 10. Each Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until the Indenture shall have terminated and the principal of and interest on the Notes and all other Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other payment in respect of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article 10, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof.

SECTION 10.04.  LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY.

         Each Subsidiary Guarantor and by its acceptance hereof each Noteholder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, Federal and state fraudulent conveyance laws or other legal principles. To effectuate the foregoing intention, the Noteholders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to Section
10.05 hereof, result in the obligations of such Subsidiary Guarantor under the Note Guarantee not constituting such fraudulent transfer or conveyance under federal or state law.

SECTION 10.05.  CONTRIBUTION.

         In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under the Note Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to the Note Guarantee.





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



SECTION 10.06.  RELEASE.

         Upon the sale or disposition of all of the Equity Interests of a Subsidiary Guarantor to a Person which is not the Company or a Subsidiary of the Company, which is otherwise in compliance with this Indenture, such Subsidiary Guarantor shall be deemed released from all its obligations under the Indenture without any further action required on the part of the Notes Trustee or any Noteholder; PROVIDED, HOWEVER, that any such termination shall occur if and only to the extent that all Obligations of each Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company and the other Subsidiary Guarantors shall also terminate upon such release, sale or transfer; provided further, that without limiting the foregoing, any proceeds received by the Company or any Subsidiary of the Company from such transaction shall be applied as provided in Section 4.10 and Section 3.09. The Notes Trustee shall execute an appropriate instrument prepared by the Company evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.06. Any Subsidiary Guarantor not so released remains liable for the full amount of principal, premium, if any, and interest on the Notes as provided in this Article 10.

SECTION 10.07.  ADDITIONAL SUBSIDIARY GUARANTORS.

         Any Person that was not a Subsidiary Guarantor on the date of this Indenture may become a Subsidiary Guarantor by executing and delivering to the Notes Trustee a supplemental indenture in form and substance satisfactory to the Notes Trustee, which subjects such Person to the provisions (including, without limitation, the representations and warranties in this Article 10 and Article
12) of this Indenture as a Subsidiary Guarantor. The Note Guarantee of each Person described in this Section 10.07 shall apply to all Notes theretofore executed and delivered, notwithstanding any failure of such Notes to contain a notation of such Note Guarantee thereon.

SECTION 10.08.  SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON
CERTAIN TERMS.

                  (a) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the Company. Upon any such consolidation, merger, sale or conveyance, the Note Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

                  (b) Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a Person or Persons other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary





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



         Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a Person other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); PROVIDED, HOWEVER, that, subject to Sections 10.06 and 10.08(a), (x) (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, or (ii) such transaction does not violate any covenants set forth in this Indenture, and (y) (i) the respective transaction is treated as an Asset Disposition for purposes of Section 4.10 and Section 3.09 hereof or (ii) if the surviving Person is not the Subsidiary Guarantor, each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Note Guarantee set forth in this Article 10, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving Person in the merger), by supplemental indenture satisfactory in form to the Notes Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, and such successor Person shall succeed to, and be substituted for, the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

SECTION 10.09.  SUCCESSORS AND ASSIGNS.

         This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Notes Trustee and the Noteholders and, in the event of any transfer or assignment of rights by any Noteholder or the Notes Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.10.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

         Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Subsidiary Guarantor from performing its Note Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Notes Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.





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



                       ARTICLE 11: CREATION OF MORTGAGES.

SECTION 11.01.  GRANT OF MORTGAGES.

                  (a) Each Subsidiary Guarantor shall grant to the Notes Trustee a first Mortgage (subject to encumbrances of the type referred to in paragraph (c) below) encumbering each of the Pledged Properties owned by such Subsidiary Guarantor and which is identified on Schedule P attached hereto in order to secure any and all obligations of such Subsidiary Guarantor under the Subsidiary Guaranty made by such Subsidiary Guarantor and in order to secure prompt performance by such Subsidiary Guarantor of its covenants and duties under this Indenture. Anything contained in this Indenture to the contrary notwithstanding, and other than sales to buyers in the ordinary course of business, and bulk sales permitted pursuant to this Indenture, no Subsidiary Guarantor has the authority, express or implied, to dispose of any item or portion of the Pledged Properties.

                  (b) Each Mortgage shall be recorded in the real property records of the county in which the Pledged Property to which it pertains is located.

                  (c) As promptly as possible following the recording of the Mortgage, each Subsidiary Guarantor shall cause to be issued to the Notes Trustee a Title Policy with respect thereto, which Title Policy shall be in the amount identified on Schedule P attached hereto and shall insure the Mortgage as being a valid first lien on the Pledged Property subject only to (i) the printed exclusions of the Title Policy, (ii) the lien of taxes and assessments not yet due and payable,
         (iii) such covenants, conditions, and restrictions of record (other than liens for payment of money) as existed at the time of the acquisition thereof by the Subsidiary Guarantor executing the Mortgage as evidenced by the owner's policy of title insurance obtained by the Subsidiary Guarantor at the time of such acquisition, (iv) portions of the Pledged Property dedicated to public use for roads, utility easements, and open areas in connection with the plotting and subdivision thereof, and (v) such other covenants, conditions, easements, and restrictions of record thereafter executed by, or consented to by, the Subsidiary Guarantor executing the Mortgage which do not affect adversely the marketability of title to, or the value of, such Pledged Property.

SECTION 11.02.  DELIVERY OF MORTGAGES AND TITLE POLICIES.

         Each Subsidiary Guarantor shall cause each Mortgage to be filed for record in the real property records of the county in which the Pledged Property is located and, as soon as available following recording, cause to be delivered promptly to the Notes Trustee each original recorded Mortgage along with the original of each Title Policy pertaining thereto.





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



SECTION 11.03.  PARTIAL RELEASES OF PLEDGED PROPERTIES.

                  (a) Each Subsidiary Guarantor shall have the right to enter into contracts of sale for Residential Lots constituting portions of the Pledged Properties upon the following terms and conditions:

                           (i) there shall not have occurred and be continuing at the time of entry into such contract of sale any Event of Default for which the Notes Trustee has given notice to the Noteholders as provided in Section 7.05 above;

                           (ii) the contract of sale for the Residential Lot shall be entered into at arms-length with a bona fide purchaser (including any employee of the Company or any Subsidiary Guarantor who purchases a Residential Lot pursuant to the Company's employee purchase discount policy, up to one (1) such residential purchase per calendar year (an "Employee Purchase")) in the ordinary course of business which is not an affiliate of the Company or any Subsidiary Guarantor;

                           (iii) the Residential Lot has been lawfully subdivided and may be legally conveyed using the legal description set forth in the contract of sale;

                           (iv) the sale price of the Residential Lot shall be acceptable to the Subsidiary Guarantor acting in good faith and shall represent, in the good faith opinion of the Subsidiary Guarantor, the fair market value thereof;

                           (v) the contract of sale shall provide for offset against, or deduction from, the sales price only such closing costs, commissions, and fees as are usual and customary in transactions involving the sales of undeveloped Residential Lots in the jurisdiction in which the Residential Lot is located; provided, however, that in the case of an Employee Purchase, the contract of sale shall provide for an offset against, or deduction from the sale price of not more than fifteen (15) percent; and

                           (vi) the contract of sale shall provide that the entire net proceeds of sale shall be payable at the time of conveyance of the Residential Lot to the purchaser thereunder, with any portion thereof not being paid in cash being secured by a first mortgage or deed of trust encumbering the Residential Lot or such other collateral which in the good faith judgment of the Subsidiary Guarantor selling the





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



                                    Residential Lot has a fair market value
                                    reasonably equivalent to the fair market value of the Residential Lot being sold.

         During the continuance of any Event of Default as to which the Notes Trustee has given notice to the Noteholders as provided in Section 7.05 above, no Subsidiary Guarantor shall have the right to enter into contracts of sale for Residential Lots.

                  (b) The Notes Trustee shall release, or cause to be released, the lien of the Mortgage encumbering the Residential Lot in connection with the conveyance of the Residential Lot pursuant to the contract of sale upon receipt by the Notes Trustee of a written notice from an Escrow Agent (defined below) stating that each of the following conditions has been satisfied:

                           (i) an officer or partner of the Subsidiary Guarantor has delivered a certificate to the Escrow Agent certifying that each of the conditions set forth in Section 11.03(a) was true and correct as of the date of entry into the contract of sale for the Residential Lot;

                           (ii) the Subsidiary Guarantor has delivered to the Escrow Agent a preliminary settlement statement showing the contract sales price for the Residential Lot and all closing costs and prorations attributable to, or charged against, the Subsidiary Guarantor, the amount of any purchase money mortgage taken back by the Subsidiary Guarantor or any affiliate of the Company or the Subsidiary Guarantor, and the net proceeds payable to the Subsidiary Guarantor in cash as a result of the sale;

                           (iii) the Subsidiary Guarantor has delivered to the Escrow Agent a legal description of the Residential Lot being sold.

         The Notes Trustee may rely conclusively without inquiry or investigation on any notice from the Escrow Agent received by it pursuant to this paragraph (b).

                  (c) In order to expedite such partial release of Residential Lots, the Notes Trustee, from time to time, upon written request by a Subsidiary Guarantor, and no later than two Business Days following the Notes Trustee's receipt of the related notice from the Escrow Agent received by it pursuant to paragraph (b), above, shall cause multiple partial releases or deeds of reconveyance for Residential Lots (to be provided by the Subsidiary Guarantor with such request) to be deposited in escrow with such title company, financial institution, or other escrow agent (an "Escrow Agent") designated by the Subsidiary Guarantor. The Notes Trustee shall deliver such instruments of release or reconveyance, executed in blank, to the Escrow Agent with a covering letter in form identical to EXHIBIT E attached hereto (the "Escrow Letter"), with bracketed language therein being replaced by the appropriate information. If, in connection with its appointment as Escrow Agent,





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



         any Escrow Agent requires that it be indemnified with respect to its activities in connection with any Residential Lot releases pursuant to this paragraph (c), then the Company and/or the appropriate Subsidiary Guarantor shall indemnify such Escrow Agent to the extent usual and customary in similar transactions. The Notes Trustee shall have no obligation to determine, inquire, or investigate as to whether the Escrow Agent complies with the terms of the Escrow Letter. Upon the request of any Escrow Agent, the Trustee may agree to modify the terms of the Escrow Letter, PROVIDED, HOWEVER, that the Trustee shall have received an opinion of counsel acceptable to the Trustee opining that the proposed modifications would not materially adversely affect the Noteholders.

                  (d) Provided there then exists no Event of Default for which the Notes Trustee has given notice to the Noteholders as provided in
         Section 7.05, each Subsidiary Guarantor shall have the right to sell portions of the Pledged Properties owned by it in bulk (I.E., multiple lots) or as unsubdivided acreage at a price not less than its fair market value as evidenced by a certificate of an officer or partner of the Subsidiary Guarantor.

                  (e) In the event of such a sale in bulk, the Notes Trustee shall release, or cause to be released, the lien of the Mortgage encumbering such land upon receipt by the Notes Trustee of a written notice from the Escrow Agent charged with closing the sale, stating that each of the following conditions has been satisfied:

                           (i) The Escrow Agent has received a copy of the executed purchase and sale agreement.

                           (ii)     The Escrow Agent has received the
                                    certification referenced in Section 11.03
                                    (d).

                           (iii) The sales price set forth in the purchase and sale agreement shall be not less than the fair market value certified as provided in Section 11.03(d).

                           (iv) The Escrow Agent has been provided with a legal description of the property being sold.

                           (v) The Escrow Agent has been provided with a preliminary closing statement.

         Upon receipt of the foregoing notice from the Escrow Agent, upon which the Notes Trustee may rely conclusively without inquiry or investigation, the Notes Trustee, within ten days, shall cause to be deposited in escrow with the Escrow Agent, a partial release pertaining to such property with instructions that it shall be delivered and recorded only at such time as the entire net cash proceeds of sale are payable to or for the benefit of the seller thereof. The Notes Trustee shall deliver such partial release (which may be executed in blank) to the Escrow Agent with a covering letter in the form identical to EXHIBIT F attached hereto (the "Alternative Escrow

Letter"), with bracketed language therein being replaced by the appropriate information. If, in connection with its appointment as Escrow Agent, any Escrow Agent requires that it be indemnified with respect to its activities in connection with any releases pursuant to this paragraph (e), then the Company and/or the appropriate Subsidiary Guarantor shall indemnify such Escrow Agent to the extent usual and customary in similar transactions. The Notes Trustee shall have no obligation to determine, inquire, or investigate as to whether the Escrow Agent complies with the terms of the Alternative Escrow Letter. Upon the request of any Escrow Agent, the Trustee may agree to modify the terms of the Alternative Escrow Letter, PROVIDED, HOWEVER, that the Notes Trustee shall have received an opinion of counsel acceptable to the Notes Trustee opining that the proposed modifications would not materially adversely effect the Noteholders.

SECTION 11.04.  DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

         At any time upon the request of the Notes Trustee, each Subsidiary Guarantor shall execute and deliver to the Notes Trustee all reports, notices, schedules of accounts, letters of authority, and all other documents of any kind whatsoever as the Notes Trustee may reasonably request, in form satisfactory to the Notes Trustee, to perfect and continue perfected the Mortgages and in order to fully consummate all of the transactions contemplated hereby.

SECTION 11.05.  RIGHT TO INSPECT.

         The Notes Trustee (through any of its officers, employees or agents) shall have the right, from time to time hereafter to inspect any Subsidiary Guarantor's books and to check, test, and appraise the Pledged Properties in order to verify any Subsidiary Guarantor's financial condition or the amount, quality, value, condition of, or any other matter relating to the Pledged Properties.

SECTION 11.06.  COMPLIANCE WITH THE TIA.

         Pursuant to Section 314(b) of the TIA, in connection with the creation of the Mortgages, the Company and each Subsidiary Guarantor as obligor of the Notes shall furnish to the Notes Trustee:

                  (a) Promptly following the execution and delivery of this Indenture, an opinion of counsel for the Company and each Subsidiary Guarantor as obligor of the Notes, opining that the Indenture has been properly recorded and filed so as to make effective the lien intended to be created thereby or stating that in the opinion of such counsel, no such action is necessary to make such lien effective; and

                  (b) At least annually following the execution and delivery of this Indenture, but only so long as any Pledged Properties remain subject to this Article 11, an opinion of counsel for the Company and each Subsidiary Guarantor as obligor of the Notes, stating that either
         (i) in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture as is necessary to maintain the lien of this Indenture and reciting the details of such action, or (ii) in the opinion of such counsel, no such action is necessary to maintain such lien.

                            ARTICLE 12: MISCELLANEOUS

SECTION 12.01.  TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Until such time as this Indenture becomes qualified under the TIA, the Company, the Subsidiary Guarantors and the Notes Trustee shall be deemed subject to and governed by the TIA as if the Indenture were so qualified on the date hereof.

SECTION 12.02.  NOTICES.

                  (a) Any notice or communication by the Company, any Subsidiary Guarantor or the Notes Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), confirmed facsimile transmission or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to the Company or any of the Subsidiary Guarantors:

                           Bluegreen Corporation
                           5295 Town Center Road
                           Boca Raton, Florida 33486
                           Attention: Chief Financial Officer
                           Facsimile No.: (561) 361-2800

                  If to the Notes Trustee:

                           SunTrust Bank, Central Florida, National Association 225 East Robinson Street, Suite 250
                           Orlando, Florida 32801
                           Attention:  Corporate Trust Administration
                           Facsimile No.:  (407) 237-4285

                  (b) The Company or the Notes Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

                  (c) All notices and communications (other than those sent to Noteholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  (d) Any notice or communication to a Noteholder shall be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

                  (e) If a notice or communication is mailed to any Person in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  (f) If the Company mails a notice or communication to Noteholders, it shall mail a copy to the Notes Trustee and each Agent at the same time.

SECTION 12.03.  COMMUNICATION BY NOTEHOLDERS WITH OTHER
NOTEHOLDERS.

         Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Notes Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company and/or any of the Subsidiary Guarantors to the Notes Trustee to take any action under this Indenture, the Company and/or any of the Subsidiary Guarantors, as the case may be, shall furnish to the Notes Trustee:

                  (a) an Officer's Certificate in form and substance reasonably satisfactory to the Notes Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied (except with regard to an authentication order pursuant to Section 2.02(c) hereof, which shall require a certificate of two Officers); and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Notes Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e), shall comply with the definition of the term "Officers' Certificate" and shall include:

                  (a) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

SECTION 12.06.  RULES BY TRUSTEE AND AGENTS.

         The Notes Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07.  LEGAL HOLIDAYS.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York City, Orlando, Florida, or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.  NO RECOURSE AGAINST OTHERS.

         No past, present or future director, officer, employee, agent, manager, shareholder or partner of the Company or any Subsidiary or any of their predecessors, as such, shall have any liability for any Obligations of the Company or any Subsidiary under the Note, or this Indenture, the Note Guarantee, the Mortgages or for any claim based on, in respect of, or by reason of such Obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes and the Note Guaranteed the grant of the Mortgages. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 12.09.  DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 12.10.  GOVERNING LAW.

         This Indenture and the Notes shall be governed by, and construed in accordance with, the internal, substantive laws of the State of New York, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 12.11.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Subsidiary Guarantors, the Company or their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12.  SUCCESSORS.

         All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind its successors. All agreements of the Notes Trustee in this Indenture shall bind its successor.

SECTION 12.13.  SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14.  COUNTERPART ORIGINALS.

         This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

SECTION 12.15.  TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                 SIGNATURES


                                 BLUEGREEN CORPORATION



                                 By:    /s/ PATRICK E. RONDEAU
                                        ---------------------------------------
                                 Name:    Patrick E. Rondeau
                                 Title:   Senior Vice President


                                 BLUEGREEN RESORTS MANAGEMENT, INC.



                                 By:     /s/ PATRICK E. RONDEAU
                                        ---------------------------------------
                                 Name:    Patrick E. Rondeau
                                 Title:   President


                                 BLUEGREEN RESORTS, INC.



                                 By:     /s/ PATRICK E. RONDEAU
                                        ---------------------------------------
                                 Name:    Patrick E. Rondeau
                                 Title:   President


                                 BLUEGREEN HOLDING CORPORATION (TEXAS)



                                 By:     /s/ PATRICK E. RONDEAU
                                        ---------------------------------------
                                 Name:    Patrick E. Rondeau
                                 Title:   President


                                 PROPERTIES OF THE SOUTHWEST ONE, INC.



                                 By:     /s/ PATRICK E. RONDEAU
                                        ---------------------------------------
                                 Name:    Patrick E. Rondeau
                                 Title:   Executive Vice President


                                 PROPERTIES OF THE SOUTHWEST, L.P.



                                 By:     /s/ PATRICK E. RONDEAU
                                        ---------------------------------------
                                 Name:  Patrick E. Rondeau
                                 Title: Executive Vice President of Its General
                                        Partner, PROPERTIES OF THE
                                        SOUTHWEST ONE, INC.

                                       BLUEGREEN ASSET MANAGEMENT CORPORATION



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   President


                                       BLUEGREEN CAROLINA LAND, INC.



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   President


                                       BLUEGREEN CORPORATION OF MONTANA



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   President


                                       BLUEGREEN CORPORATION OF TENNESSEE



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   President


                                       BLUEGREEN CORPORATION OF THE ROCKIES



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   President


                                       VIRGINIA LAND & FOREST CORPORATION



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   President

                                       BLUEGREEN COMMUNITIES, INC.



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   President


                                       BLUEGREEN RESORTS INTERNATIONAL,
                                       INC.



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   President


                                       CAROLINA NATIONAL GOLF CLUB, INC.



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   President


                                       LEISURE CAPITAL CORPORATION



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   President


                                       PROPERTIES OF THE WEST, INC.



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   President


                                       BG/RDI ACQUISITION CORP.



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   President

                                       RDI GROUP, INC.



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   Secretary


                                       DELLONA ENTERPRISES, INC.



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   Secretary


                                       RESORT DEVELOPMENT INTERNATIONAL,
                                       INC.



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   Secretary


                                       RDI RESORT SERVICES CORPORATION



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   Secretary


                                       RDI RESOURCES, INC.



                                       By:     /s/ PATRICK E. RONDEAU
                                             ----------------------------------
                                       Name:    Patrick E. Rondeau
                                       Title:   Secretary



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                        SUNTRUST BANK, CENTRAL FLORIDA,
                                        NATIONAL ASSOCIATION



                                        By:     /s/ JONATHAN W. FOX
                                             ----------------------------------
                                        Name:    Jonathan W. Fox
                                        Title:   Sr. Vice President

                                                                       EXHIBIT A


                              FORM OF INITIAL NOTE

         THIS NOTE OR ITS PREDECESSORS HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS OR A BENEFICIAL INTEREST HEREIN EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IF IT ACQUIRED THIS NOTE FROM THE INITIAL PURCHASERS, IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
         ACT), OR, IF IT ACQUIRED THIS NOTE OTHER THAN FROM THE INITIAL PURCHASERS, (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 144A UNDER REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO BLUEGREEN CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE NOTES TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND AN OPINION OF COUNSEL ACCEPTABLE TO BLUEGREEN CORPORATION THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT TO PERSONS OTHER THAN UNITED STATES PERSONS ("FOREIGN PURCHASERS"),
         (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS

         LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE NOTES TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             CUSIP No: ____________

                                 (Front of Note)


No. ___                         $_______________

                              BLUEGREEN CORPORATION
                 10 1/2% Senior Secured Notes due 2008, Series A



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

BLUEGREEN CORPORATION, a Massachusetts corporation promises to pay to CEDE & Co., or its registered assigns, the principal sum of $__________________ on April 1, 2008. Interest Payment Dates: April 1 and October 1, commencing October 1, 1998. Record Dates: March 15 and September 15 (whether or not a Business
Day). Additional provisions of this Note are set forth on the other side of this Note.

                                               Dated:

                                               BLUEGREEN CORPORATION

                                               By: ____________________________
                                                        Name:
                                                        Title:

                                               By: ____________________________
                                                        Name:
                                                        Title:

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes referred
to in the within-mentioned Indenture

SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION

By:_________________________________
     Authorized Signatory

                                (Reverse of Note)

                 10 1/2% SENIOR SECURED NOTE DUE 2008, Series A

         Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

                  1. INTEREST. Bluegreen Corporation, a Massachusetts corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. The Company shall pay, in cash, interest on the principal amount of this Note at the rate per annum of 10 1/2%. The Company will pay interest semiannually in arrears on April 1 and October 1 of each year (each an "Interest Payment Date"), commencing October 1, 1998, or if any such day is not a Business Day on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. The rate of interest payable on this Note shall be subject to the assessment of additional interest (the "Additional Interest") as follows:

                  (i) if the Exchange Offer Registration Statement (as defined below) or Shelf Registration Statement (as defined below) is not filed within 75 days following the Issue Date or, in the case of the Shelf Registration Statement, 75 days following a Shelf Request, (as defined in the Registration Rights Agreement) Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 30 days commencing on the 75th day after the Issue Date or the Shelf Request, respectively, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period;

                  (ii) if the Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within, in the case of the Exchange Offer Registration Statement, 135 days following the Issue Date or, in the case of the Shelf Registration Statement, 135 days following a Shelf Request, Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 30 days commencing on the 135th day after the Issue Date or the Shelf Request, respectively, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period; or

                  (iii) if (A) the Company and the Subsidiary Guarantors have not exchanged all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 165 days after the Issue Date or (B) the Exchange Offer Registration

                  Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the first anniversary of the Issue Date (unless all the Notes have been sold thereunder), then Additional Interest shall accrue on the Notes over and above the stated interest at a rate of 0.50% per annum for the first 30 days commencing on (x) the 165th day after the Issue Date with respect to the Notes validly tendered and not exchanged by the Company, in the case of (A) above, or (y) the day the Exchange Offer Registration Statement ceases to be effective or usable for its intended purpose in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period; PROVIDED, HOWEVER, that the Additional Interest rate on the Notes under clauses
                  (i), (ii) and (iii) above may not exceed in the aggregate 1.5% per annum; and provided further, that (1) upon the filing of the Exchange Offer Registration Statement or Notes Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective (in the case of clause
                  (iii)(B) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

         The Company and each of the Subsidiaries will use their best efforts and will assist counsel for the Initial Purchasers, to obtain title insurance policies, in each case in form and content reasonably satisfactory to the Initial Purchasers, for each of the Pledged Properties as soon as reasonably practicable after the Closing Date. It is understood that such title insurance policies will reflect customary exceptions which are acceptable to mortgage lenders generally and that any encumbrance on mortgaged property which existed at the time the Company or one of its Subsidiaries acquired the property shall be acceptable. Each policy obtained shall be in an amount not less than the cost basis of Th applicable property as of January 25, 1998 (minus any land which has been sold since that date). The Company and each of the Subsidiaries agree that the Initial Purchasers and any subsequent holders of the Notes will suffer damages if such title insurance policies are not obtained for all of the Pledged Properties by the 60th day following the Closing Date, and further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company and the Subsidiaries agree to pay, as liquidated damages and as the sole and exclusive remedy therefor, additional interest on the Notes ("Title Insurance Additional Interest") at the rate of 0.50% per annum commencing on the 61st day after the Closing Date. The Title Insurance Additional Interest rate on the Notes shall be in addition to any Additional Interest that may be accruing pursuant to the Registration Rights Agreement. Title Insurance Additional Interest on the Notes will cease to accrue upon the earlier to occur of (a) date on which a title insurance policy, in form and content reasonably satisfactory to the Initial Purchasers, for the last of the Pledged Properties is delivered to and received by the Initial Purchasers or (b) the date on which the last of the Pledged Properties has been sold.

         The Company shall pay any Title Insurance Additional Interest due on the Notes by depositing with the Paying Agent (which shall not be the Company for these purposes) for the Notes, in trust, for the benefit of the holders thereof, prior to 11:00 A.M. on the next Interest Payment Date specified by the Indenture, sums sufficient to pay the Title Insurance Additional Interest then due. Any amounts of Title Insurance Additional Interest due will be payable in cash, semi-annually on each Interest Payment Date to the record holders entitled to receive the interest payment to be made on such date, commencing with the first such date occurring after any such Title Insurance Additional Interest commences to accrue. The amount of Title Insurance Additional Interest will be determined by multiplying the applicable Title Insurance Additional Interest rate by the principal amount of the affected Notes of such holders, multiplied by a fraction, the numerator of which is the number of days such Title Insurance Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

         "Exchange Offer" shall mean the exchange offer by the Company of Initial Notes for Exchange Notes pursuant to Section 2(a) of the Registration Rights Agreement.

         "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Offering Memorandum or prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Record Date" shall have the meaning provided on the front of this Note.

         "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Subsidiary Guarantors pursuant to the provisions of the Registration Rights Agreement which covers all of the Initial Notes on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Offering Memorandum contained therein, all exhibits thereto and all material incorporated by reference therein.

         2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date. Noteholders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium, if any, and interest by its check payable in such U.S.

Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Noteholder at the Noteholder's registered address.

         3. PAYING AGENT AND REGISTRAR. Initially, the Notes Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Noteholder. The Company or any Subsidiary Guarantor may act in any such capacity, except that none of the Company, its Subsidiaries or their Affiliates shall act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in the Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

         4. INDENTURE. The Company issued the Notes under an Indenture, dated as of April 1, 1998 (the "Indenture"), between the Company and SunTrust Bank, Central Florida, National Association, as Trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified, except as otherwise provided in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are senior secured Obligations of the Company limited to $110,000,000 in aggregate principal amount.

         5.(a) OPTIONAL REDEMPTION. Except as indicated in the next succeeding paragraph, the Notes are not redeemable at the Company's option prior to April 1, 2003. Thereafter, the Notes will be redeemable, at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued interest to the redemption date:

         PERIOD                                               REDEMPTION PRICE

         2003.......................................................105.25%
         2004.......................................................103.50%
         2005.......................................................101.75%
         2006 and thereafter........................................100.00%

                  (b) OPTIONAL REDEMPTION UPON EQUITY OFFERINGS. At any time, or from time to time, on or prior to April 1, 2001, the Company may, at its option, redeem up to 35% of the original aggregate principal amount of the Notes, with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 110.5% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED, HOWEVER, that after any such redemption, the aggregate principal amount of the Notes outstanding must equal at least $65 million. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

         6. MANDATORY REDEMPTION. Except as set forth in Section 7, the Notes are not subject to mandatory redemption or sinking fund payments.

         7. REPURCHASE AT OPTION OF NOTEHOLDER. (a) If there is a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part of such Holder's Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date). Within 30 days following any Change of Control, the Company will mail a notice to each Noteholder stating (i) that a Change of Control has occurred and that such Noteholder has the right to require the Company to repurchase all or any part of such Noteholder's Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); (ii) the repurchase date (which will be no earlier then 30 days nor later than 60 days from the date such notice is mailed); and (iii) the procedures, determined by the Company consistent with the Indenture, that a Noteholder must follow in order to have its Notes repurchased. Noteholders that are subject to an offer to repurchase may elect to have such Notes repurchased by completing the form entitled "Option of Noteholder to Elect Purchase" appearing below.

                  (b) If the Company or a Restricted Subsidiary consummates any Asset Disposition, and when the aggregate amount of Net Available Cash from such an Asset Disposition exceeds $10.0 million, the Company shall be required to offer to purchase the maximum principal amount of Notes, that is in an integral multiple of $1,000, that may be purchased out of the Net Available Cash at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Net Available Cash, the Notes to be redeemed shall be selected on a pro rata basis. Noteholders that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Noteholder to Elect Purchase" appearing below.

         8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 45 (unless a shorter period is acceptable to the Notes Trustee) before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Noteholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

         9. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement, and subject to certain terms and conditions stated therein, the Company will be obligated to consummate an Exchange Offer pursuant to which the Holders of the Initial Notes shall have the right to exchange this Note for Exchange Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respect to the Initial Note.

         10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Notes Trustee may require a Noteholder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes to be redeemed and ending at the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

         11. PERSONS DEEMED OWNERS. Prior to due presentment to the Notes Trustee for registration of the transfer of this Note, the Notes Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Notes Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Noteholder shall be treated as its owner for all purposes.

         12. AMENDMENTS AND WAIVERS. Subject to certain exceptions provided in the Indenture, the Indenture or the Notes may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Noteholder the Indenture or the Notes may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA or to make any change that does not adversely affect the rights of any Noteholder.

         13. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Notes Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the unpaid principal of, and any accrued and unpaid interest on, all the Notes to be due and payable immediately; provided, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Subsidiary Guarantor, all outstanding Notes shall become due and payable immediately without further action or notice. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Notes Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Notes Trustee in its exercise of any trust or power. The Notes Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Notes Trustee.

         14. NOTES TRUSTEE DEALINGS WITH THE COMPANY. The Notes Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantors or any Affiliate of the Company or the Subsidiary Guarantors, and may otherwise deal with the Company, the Subsidiary Guarantors and their respective Affiliates as if it were not Notes Trustee.

         15. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Company must annually report to the Notes Trustee on compliance with such limitations.

         16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Notes Trustee or an authenticating agent.

         17. NOTE GUARANTEE. Each Subsidiary Guarantor has jointly and severally irrevocably and unconditionally guaranteed the payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful) on the Notes; PROVIDED, HOWEVER, each Subsidiary Guarantor that makes a payment or distribution under a Note Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

         18. DEFEASANCE. Subject to certain conditions provided for in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Notes Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

         19. GOVERNING LAW. The laws of the State of New York shall govern this Note and the Indenture, without regard to the principles of conflict of laws of such State.

         20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

         21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Notes Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Request may be made to:

                  Bluegreen Corporation
                  5295 Town Center Road
                  Boca Raton, Florida 33486
                  Attn: Chief Financial Officer

                          FORM OF NOTATION ON SECURITY
                           RELATING TO NOTE GUARANTEE

                                 NOTE GUARANTEE

         The Subsidiary Guarantors (as defined in the Indenture referred to in the Note upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor person under the Indenture) (i) have jointly and severally irrevocably and unconditionally guaranteed as a primary obligor and not a surety, (such guarantee by each Subsidiary Guarantor being referred to herein as the "Note Guarantee") (a) the due and punctual payment of the principal, premium, if any, and interest on the Notes, whether at Stated Maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, (c) the due and punctual performance of all other monetary Obligations of the Company under the Indenture and the Notes to the Noteholders or the Notes Trustee, all in accordance with the terms set forth in Article 10 of the Indenture and (d) in case of any extension of time of payment or renewal of any Notes or any such Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise and (ii) have agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Notes Trustee or any Noteholders in enforcing any rights under this Note Guarantee.

         The Obligations of each Subsidiary Guarantor to the Holders of Notes and to the Notes Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.

         No stockholder, officer, director or incorporator, as such, past, present or future of any Subsidiary Guarantor shall have any liability under this Note Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

         This is a continuing Note Guarantee and, except as otherwise expressly provided for in Section 10.06 of the Indenture, shall remain in full force and effect and shall be binding upon the Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Notes Trustee and the Noteholders and, in the event of any transfer or assignment of rights by any Noteholder or the Notes Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Note Guarantee of payment and not of collectability.

         This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Notes Trustee under the Indenture by the manual signature of one of its authorized officers.

         THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

         Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                               Guarantors:

                                   BLUEGREEN RESORTS MANAGEMENT, INC.

                                   By:
                                      ---------------------------------------
                                   Name:
                                   Title:

                                   BLUEGREEN RESORTS, INC.

                                   By:
                                      ---------------------------------------
                                   Name:
                                   Title:

                                   BLUEGREEN HOLDING CORPORATION
                                   (TEXAS)

                                   By:
                                      ---------------------------------------
                                   Name:
                                   Title:

                                   PROPERTIES OF THE SOUTHWEST ONE, INC.

                                   By:
                                      ---------------------------------------
                                   Name:
                                   Title:

                                           PROPERTIES OF THE SOUTHWEST, L.P.

                                           By:
                                                 ----------------------------
                                           Name:
                                           Title:

                                           BLUEGREEN ASSET MANAGEMENT
                                           CORPORATION

                                           By:
                                                 ----------------------------
                                           Name:
                                           Title:

                                           BLUEGREEN CAROLINA LAND, INC.

                                           By:
                                                 ----------------------------
                                           Name:
                                           Title:

                                           BLUEGREEN CORPORATION OF MONTANA

                                           By:
                                                 ----------------------------
                                           Name:
                                           Title:

                                           BLUEGREEN CORPORATION OF TENNESSEE

                                           By:
                                                 ----------------------------
                                           Name:
                                           Title:

                                           BLUEGREEN CORPORATION OF THE
                                           ROCKIES

                                           By:
                                                 ----------------------------
                                           Name:
                                           Title:

                                      VIRGINIA LAND & FOREST CORPORATION

                                      By:
                                            ----------------------------------
                                      Name:
                                      Title:

                                      BLUEGREEN COMMUNITIES, INC.

                                      By:
                                            ----------------------------------
                                      Name:
                                      Title:

                                      BLUEGREEN RESORTS INTERNATIONAL,
                                      INC.

                                      By:
                                            ----------------------------------
                                      Name:
                                      Title:

                                      CAROLINA NATIONAL GOLF CLUB, INC.

                                      By:
                                            ----------------------------------
                                      Name:
                                      Title:

                                      LEISURE CAPITAL CORPORATION

                                      By:
                                            ----------------------------------
                                      Name:
                                      Title:

                                      PROPERTIES OF THE WEST, INC.

                                      By:
                                            ----------------------------------
                                      Name:
                                      Title:

                                 BG/RDI ACQUISITION CORP.

                                 By:
                                        ---------------------------------------
                                 Name:
                                 Title:

                                 RDI GROUP, INC.

                                 By:
                                        ---------------------------------------
                                 Name:
                                 Title:

                                 DELLONA ENTERPRISES, INC.

                                 By:
                                        ---------------------------------------
                                 Name:
                                 Title:

                                 RESORT DEVELOPMENT INTERNATIONAL,
                                 INC.

                                 By:
                                        ---------------------------------------
                                 Name:
                                 Title:

                                 RDI RESORT SERVICES CORPORATION

                                 By:
                                        ---------------------------------------
                                 Name:
                                 Title:

                                 RDI RESOURCES, INC.

                                 By:
                                        ---------------------------------------
                                 Name:
                                 Title:

                                 ASSIGNMENT FORM



         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

             ------------------------------------------------------


                  (Insert assignee's soc. sec. or tax I.D. no.)

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint _____________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:______________

                             Your Signature:
                                            -----------------------------------
                                             (Sign exactly as your name appears
                                             on the face of this Note)

         In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) April 1, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                    CHECK ONE

     (1)   ___    to the Company or a subsidiary thereof; or

     (2)   ___    pursuant to and in compliance with Rule 144A under the
                  Securities Act; or

     (3)   ___    to an institutional "accredited investor" (as defined in Rule
                  501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Notes Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Notes Trustee); or

     (4)   ___    outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

     (5    ___    pursuant to the exemption from registration provided by Rule
                  144 under the Securities Act; or

     (6)   ___    pursuant to an effective registration statement under the
                  Securities Act; or

     (7)   ___    pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Notes Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Noteholder thereof; provided that if box (3), (4), (5) or
(7) is checked, the Company or the Notes Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Notes Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If none of the foregoing boxes is checked, the Notes Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Noteholder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

Dated:__________________________      Signed:_________________________________
                                             (Sign exactly as name appears on
                                              the other side of this Note)

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_______________________     ______________________________________________
                                  NOTICE: To be executed by an executive officer

                     OPTION OF NOTEHOLDER TO ELECT PURCHASE

         If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture check the appropriate box:

           [  ] Section 4.10                           [  ] Section 4.14

         If you want to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$______________________


Date:__________________


                               Your Signature__________________________________
                                             (Sign exactly as your name appears
                                             on the face of this Note)

                                                                       EXHIBIT B

                              FORM OF EXCHANGE NOTE

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                              CUSIP No: __________
                                 (Front of Note)

No. __                           $_______________
                              BLUEGREEN CORPORATION
                 10 1/2% Senior Secured Notes due 2008, Series B

BLUEGREEN CORPORATION, a Massachusetts corporation promises to pay to CEDE & CO., or its registered assigns, the principal sum of $__________________ on April 1, 2008. Interest Payment Dates: April 1 and October 1, commencing October 1, 1998. Record Dates: March 15 and September 15 (whether or not a Business
Day). Additional provisions of this Note are set forth on the other side of this Note.

                                                 Dated:

                                                 BLUEGREEN CORPORATION

                                                 By: _______________________
                                                 By: _______________________

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes referred
to in the within-mentioned Indenture

SUNTRUST, CENTRAL FLORIDA, NATIONAL ASSOCIATION

By:_________________________________
     Authorized Signatory

                                (Reverse of Note)

                 10 1/2% SENIOR SECURED NOTE DUE 2008, Series B

         Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

         1. INTEREST. Bluegreen Corporation, a Massachusetts corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. The Company shall pay, in cash, interest on the principal amount of this Note at the rate per annum of 10 1/2%. The Company will pay interest semiannually in arrears on April 1, and October 1, of each year (each an "Interest Payment Date"), commencing October 1, 1998, or if any such day is not a Business Day on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

         2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date. Noteholders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium, if any, and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Noteholder at the Noteholder's registered address.

         3. PAYING AGENT AND REGISTRAR. Initially, the Notes Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Noteholder. The Company or any Guarantor of the Company may act in any such capacity, except that none of the Company, its Subsidiaries or their Affiliates shall act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in the Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

         4. INDENTURE. The Company issued the Notes under an Indenture, dated as of April 1, 1998 (the "Indenture"), between the Company and SunTrust, Central Florida, National Association, as Trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified, except as otherwise provided in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are senior secured Obligations of the Company limited to $100,000,000 in aggregate principal amount.

         5.(a) OPTIONAL REDEMPTION. Except as indicated in the next succeeding paragraph, the Notes are not redeemable at the Company's option prior to April 1, 2003. Thereafter, the Notes will be redeemable, at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued interest to the redemption date:

         PERIOD                                               REDEMPTION PRICE

         2003......................................................105.25%
         2004......................................................103.50%
         2005......................................................101.75%
         2006 and thereafter.......................................100.00%

                  (b) OPTIONAL REDEMPTION UPON EQUITY OFFERINGS. At any time, or from time to time, on or prior to April 1, 2001, the Company may, at its option, redeem up to 35% of the original aggregate principal amount of the Notes, with the Net Cash Proceeds of one or more Equity Offerings by the Company, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED, HOWEVER, that after any such redemption, the aggregate principal amount of the Notes outstanding must equal at least $65 million. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

         6. MANDATORY REDEMPTION. Except as set forth in Section 7, the Notes are not subject to mandatory redemption or sinking fund payments.

         7. REPURCHASE AT OPTION OF NOTEHOLDER. (a) If there is a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part of such Holder's Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date). Within 30 days following any Change of Control, the Company will mail a notice to each Noteholder stating (i) that a Change of Control has occurred and that such Noteholder has the right to require the Company to repurchase all or any part of such Noteholder's Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); (ii) the repurchase date (which will be no earlier then 30 days nor later than 60 days from the date such notice is mailed); and (iii) the procedures, determined by the Company consistent with the Indenture, that a Noteholder must follow in order to have its Notes repurchased. Noteholders that are subject to an offer to repurchase may elect to have such Notes repurchased by completing the form entitled "Option of Noteholder to Elect Purchase" appearing below.

                  (b) If the Company or a Restricted Subsidiary consummates any Asset Disposition, and when the aggregate amount of Net Available Cash from such an Asset Disposition exceeds $10.0 million, the Company shall be required to offer to purchase the maximum principal amount of Notes, that is in an integral multiple of $1,000, that may be purchased out of the Net Available Cash at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Net Available Cash, the Notes to be redeemed shall be selected on a pro rata basis. Noteholders that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Noteholder to Elect Purchase" appearing below.

         8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 45 (unless a shorter period is acceptable to the Notes Trustee) before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Noteholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Notes Trustee may require a Noteholder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes to be redeemed and ending at the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. Prior to due presentment to the Notes Trustee for registration of the transfer of this Note, the Notes Trustee, any Agent and the Company may deem and treat the Person in whose name this Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Notes Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Noteholder shall be treated as its owner for all purposes.

         11. AMENDMENTS AND WAIVERS. Subject to certain exceptions provided in the Indenture, the Indenture or the Notes may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Noteholder the Indenture or the Notes may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA or to make any change that does not adversely affect the rights of any Noteholder.

         12. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Notes Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the unpaid principal of, and any accrued and unpaid interest on, all the Notes to be due and payable immediately; provided, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Subsidiary Guarantor, all outstanding Notes shall become due and payable immediately without further action or notice. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Notes Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Notes Trustee in its exercise of any trust or power. The Notes Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Notes Trustee.

         13. NOTES TRUSTEE DEALINGS WITH THE COMPANY. The Notes Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from, and perform services for the Company, the Subsidiary Guarantors or any Affiliate of the Company or the Subsidiary Guarantors, and may otherwise deal with the Company, the Subsidiary Guarantors and their respective Affiliates as if it were not Notes Trustee.

         14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Company must annually report to the Notes Trustee on compliance with such limitations.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Notes Trustee or an authenticating agent.

         16. NOTE GUARANTEE. Each Subsidiary Guarantor has jointly and severally irrevocably and unconditionally guaranteed the payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful) on the Notes; PROVIDED,

HOWEVER, each Subsidiary Guarantor that makes a payment or distribution under a Note Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

         17. DEFEASANCE. Subject to certain conditions provided for in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Notes Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be.

         18. GOVERNING LAW. The laws of the State of New York shall govern this Note and the Indenture, without regard to the principles of conflict of laws of such State.

         19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

         20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Notes Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Request may be made to:

                  Bluegreen Corporation
                  5295 Town Center Road
                  Boca Raton, Florida 33486
                  Attn: Chief Financial Officer

                          FORM OF NOTATION ON SECURITY
                           RELATING TO NOTE GUARANTEE

                                 NOTE GUARANTEE

         The Subsidiary Guarantors (as defined in the Indenture referred to in the Note upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor person under the Indenture) (i) have jointly and severally irrevocably and unconditionally guaranteed as a primary obligor and not a surety, (such guarantee by each Subsidiary Guarantor being referred to herein as the "Note Guarantee") (a) the due and punctual payment of the principal, premium, if any, and interest on the Notes, whether at Stated Maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, (c) the due and punctual performance of all other monetary Obligations of the Company under the Indenture and the Notes to the Noteholders or the Notes Trustee, all in accordance with the terms set forth in Article 10 of the Indenture and (d) in case of any extension of time of payment or renewal of any Notes or any such Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity by acceleration or otherwise and (ii) have agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Notes Trustee or any Noteholders in enforcing any rights under this Note Guarantee.

         The Obligations of each Subsidiary Guarantor to the Holders of Notes and to the Notes Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.

         No stockholder, officer, director or incorporator, as such, past, present or future of any Subsidiary Guarantor shall have any liability under this Note Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

         This is a continuing Note Guarantee and, except as otherwise expressly provided for in Section 10.06 of the Indenture, shall remain in full force and effect and shall be binding upon the Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Notes Trustee and the Noteholders and, in the event of any transfer or assignment of rights by any Noteholder or the Notes Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Note Guarantee of payment and not of collectability.

         This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Notes Trustee under the Indenture by the manual signature of one of its authorized officers.

         THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

         Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                   Guarantors:

                                     BLUEGREEN RESORTS MANAGEMENT, INC.



                                     By:
                                           ------------------------------------
                                     Name:
                                     Title:


                                     BLUEGREEN RESORTS, INC.



                                     By:
                                           ------------------------------------
                                     Name:
                                     Title:


                                     BLUEGREEN HOLDING CORPORATION
                                     (TEXAS)



                                     By:
                                           ------------------------------------
                                     Name:
                                     Title:


                                     PROPERTIES OF THE SOUTHWEST ONE, INC.



                                     By:
                                           ------------------------------------
                                     Name:
                                     Title:


                                     PROPERTIES OF THE SOUTHWEST, L.P.



                                     By:
                                           ------------------------------------
                                     Name:
                                     Title:

                                     BLUEGREEN ASSET MANAGEMENT CORPORATION



                                     By:
                                           ------------------------------------
                                     Name:
                                     Title:


                                     BLUEGREEN CAROLINA LAND, INC.



                                     By:
                                           ------------------------------------
                                     Name:
                                     Title:


                                     BLUEGREEN CORPORATION OF MONTANA



                                     By:
                                           ------------------------------------
                                     Name:
                                     Title:


                                     BLUEGREEN CORPORATION OF TENNESSEE



                                     By:
                                           ------------------------------------
                                     Name:
                                     Title:



                                     BLUEGREEN CORPORATION OF THE ROCKIES



                                     By:
                                           ------------------------------------
                                     Name:
                                     Title:


                                     VIRGINIA LAND & FOREST CORPORATION



                                     By:
                                           ------------------------------------
                                     Name:
                                     Title:

                                      BLUEGREEN COMMUNITIES, INC.



                                      By:
                                           ------------------------------------
                                      Name:
                                      Title:


                                      BLUEGREEN RESORTS INTERNATIONAL,
                                      INC.



                                      By:
                                           ------------------------------------
                                      Name:
                                      Title:


                                      CAROLINA NATIONAL GOLF CLUB, INC.



                                      By:
                                           ------------------------------------
                                      Name:
                                      Title:


                                      LEISURE CAPITAL CORPORATION



                                      By:
                                           ------------------------------------
                                      Name:
                                      Title:


                                      PROPERTIES OF THE WEST, INC.



                                      By:
                                           ------------------------------------
                                      Name:
                                      Title:


                                      BG/RDI ACQUISITION CORP.



                                      By:
                                           ------------------------------------
                                      Name:
                                      Title:

                                 RDI GROUP, INC.



                                 By:
                                       ----------------------------------------
                                 Name:
                                 Title:


                                 DELLONA ENTERPRISES, INC.



                                 By:
                                       ----------------------------------------
                                 Name:
                                 Title:


                                 RESORT DEVELOPMENT INTERNATIONAL,
                                 INC.



                                 By:
                                       ----------------------------------------
                                 Name:
                                 Title:


                                 RDI RESORT SERVICES CORPORATION



                                 By:
                                       ----------------------------------------
                                 Name:
                                 Title:


                                 RDI RESOURCES, INC.



                                 By:
                                       ----------------------------------------
                                 Name:
                                 Title:

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

             ------------------------------------------------------


                  (Insert assignee's soc. sec. or tax I.D. no.)

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------

             ------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_____________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:______________

                             Your Signature:
                                            ----------------------------------
                                            (Sign exactly as your name appears
                                             on the face of this Note)

                     OPTION OF NOTEHOLDER TO ELECT PURCHASE

         If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture check the appropriate box:

                  [ ]      Section 4.10               [ ]      Section 4.14

         If you want to have only part of the Note purchased by the company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$______________________


Date:__________________

                                       Your Signature:__________________________

                                       (Sign exactly as your name appears on the face of this Note)

                                                                       EXHIBIT C

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                               ------------, ----


SunTrust, Central Florida, National Association
225 East Robinson
Suite 350
Orlando, FL  32802
Attention:  Corporate Trust Administration

Re:      Bluegreen Corporation
         10 1/2% Senior Notes due 2008

Ladies and Gentlemen:

         In connection with our proposed purchase of 10 1/2% Senior Secured Notes due 2008 (the "Notes") of Bluegreen Corporation (the "Company"), we confirm that:

         1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated March 27, 1998 relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (ii) and (iii) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum including the restrictions on duplication and circulation of the Offering Memorandum. We acknowledge that we have had access to such financial and other information, and have been offered the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we have deemed necessary.

         2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"). We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act.

         3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is two years after the original issuance of the Notes, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Notes Trustee (as defined in the Indenture relating to the Notes), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes and an opinion (the form of which can be obtained from the Notes Trustee) and on opinion of counsel satisfactory to the Company that such transfer is in compliance with the Securities Act, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act to persons other than U.S. persons (as defined in Regulation S),
                  (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

         4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

         5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Notes Trustee and the Company such certification, legal opinions and other information as the Notes Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

         7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You, the Company and other interested parties are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            By:________________________________
                                            Name:

                                                                       EXHIBIT D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                              ---------------, ----





SunTrust Bank, Central Florida, National Association
225 East Robinson, Suite 350
Orlando, FL  32802
Attention:  Corporate Trust Administration


Re:      Bluegreen Corporation
         (the "Company") 10 1/2% Senior
         Notes due 2008 (the "Notes")

Ladies and Gentlemen:

         In connection with our proposed sale of $_____________ aggregate principal amount of the Notes, we confirm and represent that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we further represent that:

         (1) We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated March 27, 1998 relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (ii) and (iii) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum including the restrictions on duplication and circulation of the Offering Memorandum. We acknowledge that we have had access to such financial and other information, and have been offered the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we have deemed necessary.

         (2) We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended

                  (the "Securities Act"). We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act.

         (3)      the offer of the Notes was not made to a Person in the United
                  States;

         (4) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         (5) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

         (6) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

         (7) we have advised the transferee of the transfer restrictions applicable to the Notes.

         (8) we understand that the Notes have not been registered under the Securities Act and no transfer thereof may be made, except when such Notes are registered or are transferred pursuant to an applicable exemption.

         You, the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                  Very truly yours,
                                                  [Name of Transferor]

                                                  By:__________________________
                                                  Authorized Signature

                                                                       EXHIBIT E

                          [Letterhead of Notes Trustee]

                                     [Date]

[Name and Address of Escrow Agent]

                           Re:      Indenture Dated as of April 1, 1998,
                                    By and Among Bluegreen Corporation,
                                    as Issuer, Certain of its Subsidiaries as
                                    Subsidiary Guarantors, and SunTrust Bank,
                                    Central Florida, National Association,
                                    as Notes Trustee (the "Indenture")
                                    $110,000,000 at 10 1/2% Senior Secured
                                    Notes Due 2008 (the "Notes")
                                    ----------------------------

Ladies and Gentlemen:

                  As Notes Trustee under the Indenture and pursuant to a request made by [name of subsidiary guarantor] ("Subsidiary Guarantor") pursuant to
Section 11.03(c) thereof, we are delivering to you, in escrow, subject to your strict compliance with the terms and conditions of this letter, [number] executed counterparts of a [partial release of mortgage/partial reconveyance of deed of trust] (the "Release Instruments") pertaining to Residential Lots (the "Residential Lots") in the [name of project] in [name of County], County, [State] (the "Project"), each of which has been executed in blank.

                  You are authorized and directed, as escrow agent, to file, or cause to be filed for record, in the county and state aforesaid, a Release Instrument pertaining to each Residential Lot at the time of its conveyance by the Subsidiary Guarantor provided that you have received a certification from the Subsidiary Guarantor, certifying that each of the following terms and conditions has been satisfied with respect to such Residential Lot:

                           (i) Subsidiary Guarantor has entered into a contract
                  of sale (the "Contract of Sale") pertaining to Lot No. _____ in the Project;

                           (ii) Subsidiary Guarantor had not received notice
                  from SunTrust, Central Florida, National Association, or any successor trustee thereunder, that it has notified the holders of the Notes of any Event of Default as provided in Section 7.05 of the Indenture at the time of entry into such Contract of Sale;

                           (iii) the Contract of Sale for the Residential Lot
                  was entered into at arms-length with a bona fide purchaser in the ordinary course of business with a purchaser which is not an affiliate of Bluegreen Corporation or Subsidiary Guarantor;

                           (iv) the Residential Lot has been lawfully subdivided
                  and may be legally conveyed using the legal description set forth in the Contract of Sale;

                           (v) the sale price of the Residential Lot represents,
                  in the good faith opinion of Subsidiary Guarantor, the fair market value thereof; and

                           (vi) the Contract of Sale only provides such offsets
                  against, or deductions from, the sales price, including closing costs, commissions, and fees, as are usual and customary in transactions involving the sales of undeveloped Residential Lots in [State].

                  Upon receipt of a written notice from the undersigned indicating that the undersigned has sent a notice of an Event of Default to the holders of the Notes in accordance with Section 7.05 of the Indenture, you are not to deliver any further Release Instruments, but, instead, shall return all Release Instruments then in your possession to the undersigned at once.

                  Please indicate your agreement to the terms and conditions set forth in this letter by countersigning and returning to us a copy hereof.

                                    Very truly yours,

                                    SUNTRUST BANK, CENTRAL FLORIDA,
                                    NATIONAL ASSOCIATION, TRUSTEE

                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:

The undersigned hereby agrees to the terms and conditions of the above letter.


[NAME OF ESCROW AGENT]

By:
     ------------------------------
Name:
     ------------------------------
Title:
     ------------------------------

                                                                       EXHIBIT F

                          [Letterhead of Notes Trustee]

                                     [Date]

[Name and Address of Escrow Agent]

                           Re:      Indenture Dated as of April 1, 1998,
                                    By and Among Bluegreen Corporation,
                                    as Issuer, Certain of its Subsidiaries as
                                    Subsidiary Guarantors, and SunTrust Bank,
                                    Central Florida, National Association,
                                    as Notes Trustee (the "Indenture")
                                    $110,000,000 at 10 1/2% Senior Secured
                                    Notes Due 2008 (the "Notes")
                                    ----------------------------

Ladies and Gentlemen:

                  As Notes Trustee under the Indenture and pursuant to a request made by [name of subsidiary guarantor] ("Subsidiary Guarantor") pursuant to
Section 11.03(e) thereof, we are delivering to you, in escrow, subject to your strict compliance with the terms and conditions of this letter, [number] executed counterparts of a [partial release of mortgage/partial reconveyance of deed of trust] (the "Release Instruments") pertaining to certain parcels of property to be transferred in bulk (the "Bulk Transfer Property") in the [name of project] in [name of County], County, [State] (the "Project"), each of which has been executed in blank.

                  You are authorized and directed, as escrow agent, to file, or cause to be filed for record, in the county and state aforesaid, a Release Instrument pertaining to each parcel of Bulk Transfer Property at the time of its conveyance by the Subsidiary Guarantor provided that you have received a certification from the Subsidiary Guarantor, certifying that each of the following terms and conditions has been satisfied with respect to such Bulk Transfer Property:

                           (i) Subsidiary Guarantor has entered into a contract
                  of sale (the "Contract of Sale") pertaining to such Bulk Transfer Property;

                           (ii) Subsidiary Guarantor had not received notice
                  from SunTrust, Central Florida, National Association, or any successor trustee thereunder, that it has notified the holders of the Notes of any Event of Default as provided in Section 7.05 of the Indenture at the time of entry into such Contract of Sale;

                           (iii) the Contract of Sale for the Bulk Transfer
                  Property was entered into at arms-length with a bona fide purchaser in the ordinary course of business with a purchaser which is not an affiliate of Bluegreen Corporation or Subsidiary Guarantor;

                           (iv) the Bulk Transfer Property has been lawfully
                  subdivided and may be legally conveyed using the legal description set forth in the Contract of Sale;

                           (v) the sale price of the Bulk Transfer Property
                  represents, in the good faith opinion of Subsidiary Guarantor, the fair market value thereof; and

                           (vi) the Contract of Sale only provides such offsets
                  against, or deductions from, the sales price, including closing costs, commissions, and fees, as are usual and customary in transactions involving the sales of undeveloped property such as to the Bulk Transfer Property in [State].

                  Upon receipt of a written notice from the undersigned indicating that the undersigned has sent a notice of an Event of Default to the holders of the Notes in accordance with Section 7.05 of the Indenture, you are not to deliver any further Release Instruments, but, instead, shall return all Release Instruments then in your possession to the undersigned at once.

                  Please indicate your agreement to the terms and conditions set forth in this letter by countersigning and returning to us a copy hereof.

                                Very truly yours,



                                      SUNTRUST BANK, CENTRAL FLORIDA,
                                      NATIONAL ASSOCIATION,  TRUSTEE



                                      By:
                                         ------------------------------------
                                          Name:
                                          Title:

The undersigned hereby agrees to the terms and conditions of the above letter.

[NAME OF ESCROW AGENT]

By:
     ------------------------------
Name:
     ------------------------------
Title:
     ------------------------------

                                   SCHEDULE P

                                                                                           AMOUNT OF
    PROPERTY                                         OWNER                              TITLE INSURANCE
    --------                                         -----                              ---------------
CROSSROADS RANCH                         PROPERTIES OF THE WEST, INC.                      $2,300,000
YAVAPAI COUNTY
ARIZONA

EAGLES LANDING                           BLUEGREEN CORPORATION OF THE                         900,000
LAS ANIMAS COUNTY                        ROCKIES
COLORADO

MEADOWS AT CASTLEWOOD                    BLUEGREEN CORPORATION OF THE                       2,000,000
DOUGLAS COUNTY                           ROCKIES
COLORADO

WHITEWATER WILDERNESS RANCH              BLUEGREEN CORPORATION OF                             675,000
IDAHO COUNTY                             MONTANA
IDAHO

GRASSY MOUNTAIN RANCH                    BLUEGREEN CORPORATION OF                           1,500,000
MEAGHER/BROADWATER COUNTIES              MONTANA
MONTANA

RANCHES OF SONTERRA                      PROPERTIES OF THE SOUTHWEST,                       2,340,000
LINCOLN COUNTY                           L.P.
NEW MEXICO

HICKORY BLUFF                            BLUEGREEN CAROLINA LAND, INC.                        329,000
ONSLOW COUNTY
NORTH CAROLINA

WINDING RIVER PLANTATION                 BLUEGREEN CAROLINA LAND, INC.                      9,124,000
BRUNSWICK COUNTY
NORTH CAROLINA

SEASIDE AT WINDING RIVER                 BLUEGREEN CAROLINA LAND, INC.                        300,000
BRUNSWICK COUNTY
NORTH CAROLINA

SOUTHPORT                                BLUEGREEN CAROLINA LAND, INC.                      1,274,000
BRUNSWICK COUNTY
NORTH CAROLINA


BAY HARBOR                               BLUEGREEN CAROLINA LAND, INC.                      1,358,000
BEAUFORT COUNTY
NORTH CAROLINA



LAKE RIDGE                               PROPERTIES OF THE SOUTHWEST,                        6,181,000
DALLAS COUNTY                            L.P.
TEXAS

BENT WATER                               PROPERTIES OF THE SOUTHWEST,                        3,400,000
HOOD COUNTY                              L.P.
TEXAS

HIDDEN LAKES                             PROPERTIES OF THE SOUTHWEST,                        2,780,000
GRAYSON COUNTY                           L.P.
TEXAS

RAY ROBERTS RANCH                        PROPERTIES OF THE SOUTHWEST,                          888,000
COOK COUNTY                              L.P.
TEXAS

RIVER MOUNTAIN RANCH                     PROPERTIES OF THE SOUTHWEST,                        3,500,000
KENDALL COUNTY                           L.P.
TEXAS

TAMARON                                  PROPERTIES OF THE SOUTHWEST,                          870,000
BEXAR/MEDINA COUNTIES                    L.P.
TEXAS

SUMMER VALLEY                            PROPERTIES OF THE SOUTHWEST,                          800,000
HAYS COUNTY                              L.P.
TEXAS

CLEAR CREEK ESTATES                      PROPERTIES OF THE SOUTHWEST,                          330,000
MONTGOMERY COUNTY                        L.P.
TEXAS

LAKE HOUSTON                             PROPERTIES OF THE SOUTHWEST,                        1,947,000
HARRIS COUNTY                            L.P.
TEXAS

WHITE OAK ESTATES                        PROPERTIES OF THE SOUTHWEST,                          900,000
MONTGOMERY COUNTY                        L.P.
TEXAS

MEADOWS AT DAHLGREN                      VIRGINIA LAND & FOREST                                920,000
KING GEORGE COUNTY                       CORPORATION
VIRGINIA

SANDS OF THE POTOMAC                     VIRGINIA LAND & FOREST                                830,000
NORTH UMBERLAND COUNTY                   CORPORATION
VIRGINIA



SOUTHGATE                                VIRGINIA LAND & FOREST                              744,000
NORTH UMBERLAND COUNTY                   CORPORATION
VIRGINIA

TWIN HARBORS                             VIRGINIA LAND & FOREST                              249,000
NORTH UMBERLAND COUNTY                   CORPORATION
VIRGINIA



                                       P-3